                                                                  EXHIBIT 10.3



                              GART SPORTS COMPANY

                          1994 MANAGEMENT EQUITY PLAN


       1. Background; Purpose. The purpose of this 1994 Management Equity Plan (the "Plan") is to secure for Gart Sports Company, a Delaware corporation (the "Company"), and its stockholders the benefits arising from stock ownership by selected key employees of Gart Bros. Sporting Goods Company, a Colorado corporation ("Gart Bros."), a wholly-owned subsidiary of the Company, as the Committee (as hereinafter defined) may from time to time determine.

       The Company intends that awards of Grant Shares, Purchased Shares and Stock Options, and the issuance of Common Stock upon exercise of Stock Options hereunder (all as hereinafter defined), shall constitute the offer and sale of securities pursuant to a compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act of 1933, as amended.

       With respect to Stock Options, the Plan will provide a means whereby (i) key employees may purchase shares of Common Stock of the Company pursuant to Stock Options that will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) such employees may purchase shares of Common Stock of the Company pursuant to "non-incentive" or "non-qualified" Stock Options.

       2. Administration. The Plan shall be administered by the Board of Directors of the Company or, in the discretion of the Board, a Committee (in either case, the "Committee") consisting of two or more directors of the Company to whom administration of the Plan has been duly delegated. If the Committee is not the entire Board of Directors, the Committee shall be appointed by the Board of Directors of the Company. From and after such time as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no director shall be appointed to or shall serve on the Committee who has been granted or awarded equity securities of the company pursuant to the Plan or (except as described in Rule 16b-3 promulgated under the Exchange Act, without disqualifying such director as a "disinterested person" thereunder) any other plan of the Company or its affiliates during the period of one year prior to such appointment. Except as otherwise provided in the Company's Bylaws, any action of the Committee with respect to administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee's members.

       Subject to the provisions of the Plan, the Committee shall have sole and final authority (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make awards of Grant Shares, Purchased Shares and Stock Options hereunder, (v) to determine the individuals to whom and the time or times at which such awards shall be made, the number of shares of Common Stock to be subject to such awards, the vesting of such awards and the other terms of such awards, (vi) in the case of Stock

Options, to determine whether such Stock Options shall be intended as "incentive stock options" or "non-incentive" or "nonqualified" Stock Options under Section 422 of the Code, and (vii) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

       3. Shares Subject to the Plan. The shares to be allocated under this Plan shall consist of the Company's authorized but unissued Common Stock, $.01 par value per share ("Common Stock"). Subject to adjustment as provided in Section 6 hereof, the aggregate number of shares of the Common Stock which may be allocated to awards made to participants shall not exceed Five Hundred Thousand (500,000) of such shares (no more than Two Hundred Thousand (200,000) of which shall be subject to "incentive stock options" within the meaning of
Section 422 of the Code outstanding at any time). Shares of Common Stock issued pursuant to the Plan and subsequently reacquired by the Company shall be available for reissuance under the Plan; and shares of Common Stock that are subject to Stock Options that lapse or terminate without exercise shall be available to be subject to newly issued Stock Options under the Plan.

       4. Eligibility and Participation. All key employees (excluding Committee members) of Gart Bros. shall be eligible for selection to participate in the Plan (each, a "Participant").

       5. Awards. A Participant may receive one or more awards hereunder, at any time and from time to time, as determined by the Committee. Awards may be in the form of (i) grants of Common Stock ("Grant Shares"), (ii) permitted purchases of Common Stock ("Purchased Shares"), or (iii) options to purchase Common Stock ("Stock Options"), or any combination of the foregoing, as determined by the Committee. All awards of Purchased Shares shall be pursuant to, and shall be subject to the terms and restrictions provided in, a Management Subscription and Stockholders Agreement substantially in the form attached to this Plan as Exhibit "A"; and all awards of Stock Options shall be pursuant to, and shall be subject to the terms and restrictions provided in a Management Stock Option and Stockholders Agreement substantially in the form attached to this Plan as Exhibit "B" or such other agreements as determined by the Committee. Subject to the terms of this Plan, the Committee shall determine the exact terms and restrictions included in each of the foregoing agreements, as applicable, with respect to each award to a Participant.

       6. Provisions Applicable to Incentive Stock Options. No Stock Option intended as an "incentive stock option" within the meaning of Section 422 of the Code shall be granted to any person who owns shares of the Company's or any of its parent or subsidiary corporation's outstanding Common Stock or such other capital stock as may hereinafter be issued by the Company or any of its parent or subsidiary corporations possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of such corporations, unless the purchase price of such Stock Option is at least one hundred ten percent (110%) of the per share fair market value of the Common Stock on the date the Stock Option is granted and such Stock Option by its terms is not exercisable after the expiration of five (5) years from the date such Stock Option is granted. In addition, no Stock Option intended as an "incentive stock option" shall be issued to any Participant with a purchase price of less than one hundred percent (100%) of the per share fair market value of the Common Stock on the date the Stock Option is granted or with a term of longer than ten (10) years from the date such Stock Option is granted.

       If a holder of an "incentive stock option" ceases to be employed by Gart Bros., the Company or another subsidiary of the Company for any reason other than the option holder's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the option holder's "incentive stock option" shall not be entitled to incentive treatment under the Code if exercised after more than three months after the date the option holder ceased to be an employee of one of such corporations (unless by its terms such Stock Option sooner expires). If a holder of an "incentive stock option" ceases to be employed by Gart Bros., the Company or another subsidiary of the Company on account of death or permanent disability (within the meaning of Section 22(e)(3) of the Code), such Stock Option shall not be entitled to incentive treatment under the Code if exercised after one year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, any vested unexercised portion of the Stock Option may be exercised by the person or persons to whom the option holder's rights under the Stock Option shall pass by will or the laws of descent and distribution.

       To the extent that the aggregate fair market value of Common Stock or other capital stock with respect to which "incentive stock options" are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Stock Options which are not "incentive stock options."

       7. Adjustments. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares which may be awarded under this Plan.

       Adjustments under this paragraph 7 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

       8. Amendment and Termination of Plan. The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the terms of the Plan.

       Notwithstanding the foregoing, no amendment, suspension or termination of the Plan that would materially adversely affect any rights or obligations of any Participant under any Management Subscription and Stockholders Agreement, Management Stock Option and Stockholders Agreement or Employee Stock Option Agreement shall be effective as to such Participant unless there shall have been specific action of the Committee and consent of the Participant.

       9. No Employment Rights. The selection of any person to receive an award under this Plan shall not give such person any right to be retained in the employment of Gart Bros., the Company or any of their affiliates and the right and the power of Gart Bros. to discharge any such

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person shall not be affected by such award.  No person shall have any right or claim whatsoever, directly, indirectly or by implication, to receive an award, nor any expectancy thereof, unless and until an award in fact shall have been made to such person by the committee as provided herein. The award to any person hereunder at any time shall not create any right or implication that any other or further award may or shall be made at another time. Each award hereunder shall be separate and distinct from every other award and shall not be construed as a part of any continuing series of awards or compensation.

       10. Plan Not Exclusive. The Plan is not exclusive. The Company may have other plans, programs and arrangements for compensation or the issuance of shares or options. The Plan does not require that Participants hereunder be precluded from participation is such other plans, programs and arrangements.

       11. Term. The term of this Plan shall commence as of September 30, 1994 and shall expire September 30, 2004, unless earlier terminated by the Committee.

                                   EXHIBIT A

                            MANAGEMENT SUBSCRIPTION
                           AND STOCKHOLDERS AGREEMENT


         This Management Subscription and Stockholders Agreement (the "Agreement") is entered into as of _________________, by and among Gart Sports Company, a Delaware corporation (the "Company"), Green Equity Investors, L.P., a Delaware limited partnership ("GEI"), and the person identified on Annex A attached hereto (hereinafter referred to as the "Purchaser").

         WHEREAS, the Company has adopted, effective as of September 30, 1994, its 1994 Management Equity Plan (the "Plan"), pursuant to which, among other things, awards of the Company's Common Stock, par value $.01 per share ("Common Stock"), and permitted purchases of Common Stock, may be granted to, among others, key employees of Gart Bros. Sporting Goods Company, a Colorado corporation and wholly owned subsidiary of the Company ("Gart Bros."), subject to the terms and restrictions included in the Plan; and

         WHEREAS, the shares of Common Stock to be issued and sold to the Purchaser pursuant to this Agreement shall constitute an award or awards under the Plan; and

         WHEREAS, as an incentive to certain key employees of Gart Bros., the Company desires to issue and sell to the Purchaser shares of its Common Stock; and

         WHEREAS, the Purchaser desires to acquire the number of shares of Common Stock set forth opposite his name in Column I on Annex A hereto, and to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1.      Purchaser Representations.

                 (a) Review of Documents, Investment Risk. The Purchaser represents and acknowledges that (i) he has received and carefully reviewed the Confidential Private Placement Memorandum dated September 30, 1994 and any exhibits and supplements thereto; (ii) as a result of such Purchaser's (A) existing relationship with Gart Bros., and (B) experience in financial matters, such Purchaser is properly able to evaluate the business of the Company and its subsidiaries and the risks inherent therein; (iii) such Purchaser has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers and representatives of the Company and its subsidiaries to the extent necessary to evaluate the merits and risks related to an investment in the Company; (iv) such Purchaser has, to the extent such Purchaser deemed necessary, been advised by legal counsel of such Purchaser's choice in connection with this Agreement and the issuance and sale of Common Stock pursuant hereto; and (v) the purchase of

Common Stock pursuant hereto is consistent, in both nature and amount, with such Purchaser's overall investment program and financial condition, and such Purchaser's financial condition is such that such Purchaser can afford to bear the economic risk of holding unregistered Common Stock for which there is no market and to suffer a complete loss of such Purchaser's investment therein.

         (b)     Purchase for Investment.

                 (i) The Purchaser represents and warrants that (i) the Common stock acquired by such Purchaser is being acquired for such Purchaser's own account for investment, without any present intention of selling or further distributing the same, (ii) such Purchaser does not presently have any reason to anticipate any change in such Purchaser's circumstances or any other particular occasion or event which would cause such Purchaser to sell any of such Common Stock, and (iii) such Purchaser is fully aware that in agreeing to sell or issue such Common Stock to such Purchaser the Company is relying upon the truth and accuracy of these representations and warranties. The Purchaser agrees that such Purchaser will not sell or otherwise dispose of any Common Stock except in compliance with the Securities Act of 1933, as amended (the "Act"), the rules and regulations of the Securities and Exchange Commission thereunder, the relevant state securities laws applicable to such Purchaser's actions, and the terms of this Agreement and the Plan.

                 (ii) In addition to the other restrictions provided in this Agreement (including but not limited to Section 4(a)), the Purchaser agrees that prior to making any disposition of any Common Stock (other than a disposition to the Company) such Purchaser will give 10 days' written notice to the Company describing the manner of such proposed disposition. The Purchaser further agrees that such Purchaser will not effect such proposed disposition until either (i) such Purchaser has provided to the Company, if so requested by the Company, an opinion of counsel satisfactory in form and substance to the Company that such proposed disposition is exempt from registration under the Act and any applicable state securities laws, or (ii) a registration statement under the Act covering such proposed disposition has been filed by the Company under the Act and has become effective and compliance with applicable state securities laws has been effected. The Company agrees that it will respond as promptly as reasonably practicable to any notice of sale given hereunder.

                 (iii) The Purchaser acknowledges that no trading market for the Common Stock is expected to exist and that, as a result, such Purchaser may be unable to sell any of the Common Stock for the foreseeable future. Further, the Company has no obligation to register any of the Common Stock, except as expressly provided in Section 9 of this Agreement.

                 (iv) THE PURCHASER ACKNOWLEDGES AND AGREES THAT NOTHING HEREIN, INCLUDING THE OPPORTUNITY TO MAKE AN EQUITY INVESTMENT IN THE COMPANY, SHALL BE DEEMED TO CREATE ANY IMPLICATION CONCERNING THE ADEQUACY OF SUCH PURCHASER'S SERVICES TO GART BROS. OR SHALL BE CONSTRUED AS AN AGREEMENT BY GART BROS. OR THE COMPANY, EXPRESS OR IMPLIED, TO EMPLOY SUCH PURCHASER OR CONTRACT FOR SUCH PURCHASER'S SERVICES, TO RESTRICT GART BROS.'S RIGHT TO DISCHARGE THE PURCHASER OR CEASE CONTRACTING FOR THE PURCHASER'S SERVICES OR TO MODIFY, EXTEND OR





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
OTHERWISE AFFECT IN ANY MANNER WHATSOEVER, THE TERMS OF ANY EMPLOYMENT AGREEMENT OR CONTRACT FOR SERVICES WHICH MAY EXIST BETWEEN THE PURCHASER AND GART BROS.

         2.      Acquisition of Stock.

                 (a) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell to such Purchaser, at the purchase price of $10.26 per share of Common Stock, the number of shares of Common Stock set forth opposite his name in Columns II and III on Annex A hereto.

                 (b) With respect to shares indicated in Column II on Annex A hereto, the Purchaser agrees to make payment for the shares by wire transfer to such account as the Company may designate or by delivery of a bank cashiers check or (as funds clear) personal check payable to the Company, in either case by 9:00 a.m. Denver time at least one business day prior to October 17, 1994 (the "Closing") (or at such other time as the Company may designate) at such place as the Company may designate. With respect to shares indicated in Column III on Annex A hereto, the Purchaser agrees to make payment for the shares by causing Gart Bros. to pay the purchase price therefor to the Company in cash by 9:00 a.m. Denver time on the date of the Closing, and in addition agrees to deliver, by the time and at the place indicated in the preceding sentence, a promissory note substantially in the form of Annex B attached hereto (the "Secured Promissory Note"), which Secured Promissory Note shall be secured by the shares of Common Stock being issued and sold to the Purchaser and indicated in said Column III pursuant to a pledge agreement substantially in the form of Annex C attached hereto (the "Pledge Agreement"). Stock certificates representing Common Stock subject to a Pledge Agreement, registered in the name of the Purchaser, will be retained by Gart Bros. in accordance with the terms of the Pledge Agreement executed by the Purchaser; and share certificates representing the Common Stock indicated in Column IV of Annex A hereto, whether or not subject to a Pledge Agreement, shall be retained by the Company until all of the restrictions indicated in Sections 4, 5, 6, 10 and 11 of this Agreement have lapsed or expired.

                 (c) Anything to the contrary contained herein notwithstanding, in the event the purchaser shall cease to be an employee of Gart Bros. prior to the Closing, all rights of such person under this Agreement, including the right to purchase or be issued shares of Common Stock, shall terminate and be of no further force or effect.

         3. Legend on Certificates. Each stock certificate of the Company issued to represent any of the shares of Common Stock acquired pursuant to this Agreement or later acquired by the Purchaser shall bear the following (or substantially equivalent) legends on the face or reverse side thereof:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE





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
                 TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A MANAGEMENT SUBSCRIPTION AND STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 17, 1994, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a public distribution of Common Stock represented thereby) shall also bear such (or substantially equivalent) legends, unless the Common Stock represented by such certificate is no longer subject to the provisions of this Agreement and, in the opinion of counsel for the Company, the Common Stock represented thereby need no longer be subject to restrictions pursuant to the Act or applicable state securities law. The Company shall not be required to transfer on its books any certificate for Common Stock in violation of the provisions of this Agreement.

         4.      Transfer of Stock.

                 (a) Subject to the provisions of Section 8, the Purchaser agrees that such Purchaser will not, prior to the fifth anniversary of the date of this Agreement, directly or indirectly, sell, pledge, give, bequeath, transfer, assign or in any other way whatsoever encumber or dispose of (a "transfer") any Common Stock (or any interest therein), now or hereafter at any time owned by him, except as permitted by this Agreement and the Pledge Agreement, or as may be specifically authorized by the Board of Directors of the Company in its sole discretion.

                 (b) Subject to the provisions of Section 8, the Purchaser agrees that such Purchaser will not, after the fifth anniversary of the date of this Agreement, transfer any Common Stock (or any interest therein) except in accordance with the following: If such Purchaser shall have received a bona fide arms' length written offer (a "Bona Fide Offer") which such Purchaser desires to accept from an independent party unrelated to such Purchaser (the "Outside Party") for the





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
purchase of such Common Stock, such Purchaser shall give a notice in writing (the "Option Notice") to the Company setting forth such desire, which notice shall set forth at least the name and address of the Outside Party and the price and terms of the Bona Fide Offer and be accompanied by a copy of the Bona Fide Offer. Upon the giving of such Option Notice, the Company shall have an option (transferable, in the sole discretion of the Board of Directors of the Company, to GEI) to purchase all of the Common Stock specified in the Option Notice, said option to be exercised within the later of 30 business days after the giving of such Option Notice or 15 days after the determination of the fair market value (as defined below) of the consideration offered by the Outside Party, if applicable, by giving a counter-notice to such Purchaser. If the Company (or GEI, if applicable) elects to purchase all of such Common Stock, it shall be obligated to purchase, and such Purchaser shall be obligated to sell, such Common Stock at the price and terms indicated in the Bona Fide Offer, except that (i) the closing of the purchase by the Company (or GEI, if applicable) shall be held on the 45th business day after the giving of the Option Notice at 10:30 a.m., Denver time, at the principal executive office of the Company, or at such other time and place as may be mutually agreed to by the Company (or GEI) and such Purchaser, and (ii) if the consideration offered by the Outside Party in the Bona Fide Offer consists of property other than cash, then the Company (or GEI, if applicable) shall pay for the Common Stock in cash in an amount equal to the fair market value of such consideration.

         For purposes of this Section 4(b), "fair market value" means the amount determined by the Board of Directors of the Company. Upon delivery of notice of such fair market value to the Purchaser, such Purchaser shall have ten business days in which to notify the Company in writing of any disagreement. If written notice is given of a disagreement, the Company and such Purchaser shall mutually agree upon an independent appraiser experienced in making valuations of such sort which shall make a determination of the fair market value. Such determination shall be final, binding and nonappealable upon the Company (and GEI, if applicable) and such Purchaser. The Company and the Purchaser shall share the cost and expenses incurred in connection with the determination made by the independent appraiser. If the Company (or GEI, if applicable) does not elect to purchase all of such Common Stock as aforesaid, such Purchaser thereafter, at any time within a period of three months from the giving of said Option Notice, may transfer all (but not less than all) of such Common Stock to the Outside Party at the price and terms contained in the Bona Fide Offer, and the Outside Party shall thereafter be subject to and bound by all of the provisions of this Agreement and, as a condition precedent to the completion of such transfer of Common Stock to such Outside Party, shall execute and deliver to the Company a written consent to such effect in form and substance satisfactory to the Company, except that the Outside Party shall not be entitled to the Purchaser's "put" rights as set forth in Section 5 and the Company shall not be entitled to the "call" rights set forth in Section 6 with respect to the shares of Common Stock acquired by the Outside Party; provided, however, that in the event such Purchaser has not so transferred said Common Stock to the Outside Party within said three-month period, then said Common Stock thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

         (c)     Notwithstanding anything to the contrary contained in clauses
(a) or (b) of this Section 4, the Purchaser may transfer such Purchaser's Common Stock without restriction to such Purchaser's Related Transferees (as defined herein) provided that each such Related Transferees shall





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
first (i) execute a written consent in form and substance satisfactory to the Company to be bound by all of the provisions of this Agreement and (ii) give a duplicate original of such consent to the Company. The "Related Transferees" of the Purchaser shall consist of such Purchaser's spouse, such Purchaser's adult lineal descendants, the adult spouses of his lineal descendants, trusts or custodial accounts under the Uniform Gifts to Minors Act solely for the benefit of such Purchaser's spouse or such Purchaser's minor or adult lineal descendants, and in the event of death, his personal representatives (in their capacities as such), estate and named beneficiaries. In the event of any transfer by the Purchaser to his Related Transferees of all or any part of such Purchaser's Common Stock (or in the event of any subsequent transfer by any such Related Transferee to another Related Transferee of such Purchaser), such Related Transferees shall receive and hold said Common Stock subject to the terms of this Agreement and the rights and obligations hereunder of the Purchaser from whom such Common Stock was originally transferred as though said Common Stock was still owned by such Purchaser, and such Related Transferees shall be deemed Purchasers for the purposes of this Agreement (except as stated in Sections 14(b) and (c) hereof). There shall be no further transfer of such Common Stock by a Related Transferee except between and among such Related Transferee, the Purchaser to whom such Related Transferee is related and the other Related Transferees of such Purchaser, or except as permitted by this Agreement.

         5.  Purchaser "Put" Option.

                 (a) For purposes of Sections 5 and 6 of this Agreement, twenty percent (20%) of the Common Stock issued to the Purchaser hereunder (regardless of whether such shares are issued for cash or in connection with the delivery of a Secured Promissory Note) shall be deemed to be "vested" in such Purchaser on the first anniversary of the date first set forth above and an additional twenty percent (20%) shall be deemed "vested" on each of the second through fifth anniversaries of the date first set forth above. As used herein, the term "vested" shall apply only to the conditions pertaining to the disposition of Common Stock set forth in Sections 5 and 6 of this Agreement. Those shares of Common Stock that have vested shall be referred to as the "Vested Shares," and those shares of Common Stock that have not vested shall be referred to as the "Unvested Shares."

                 (b) Subject to the provisions of Section 8, upon the death, permanent disability, retirement in accordance with the Gart Bros. retirement policy as in effect at the time of retirement or involuntary termination of the Purchaser (a "Put Sale Event"), such Purchaser (or in the case of a deceased Purchaser, such Purchaser's personal representative) (the "Seller"), may, at his option exercisable by written notice (a "Sale Notice") delivered to the Company within 90 days after the applicable Put Sale Event (or, in the event the applicable Put Sale Event is the death of the Purchaser, within 30 days after the appointment and qualification of the deceased Purchaser's personal representative), elect to sell all or any portion of the Common Stock owned at the time of the Put Sale Event by such Purchaser (and the Related Transferees, if any, of such Purchaser), and upon the giving of such Sale Notice the Seller shall be obligated to sell and the Company shall be obligated to buy the shares of Common Stock covered by the Sale Notice at a price equal to the Adjusted Book Value per share of Purchaser's Unvested Shares and at a price equal to the higher of Adjusted Book Value or Fair Market Value (as defined below) per share of Purchaser's Vested Shares. In the event a purchase of shares of Common Stock pursuant to this Section 5 shall be





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
prohibited by law or would cause a default under the terms of any indenture or loan agreement or other instrument to which the Company or any of its subsidiaries may be a party, the obligations of the Seller and the Company pursuant to this Section 5 shall be suspended until such time as such prohibition first lapses or is waived and no such default would be caused (provided, however, that the purchase price to be paid by the Company for the shares shall accrue interest at the rate of eight percent (8%) per annum during the period of such suspension, which interest shall likewise be paid when such prohibition first lapses or is waived and no such default would be caused). (For the purposes of Section 7 only, the date of such lapse or waiver shall be deemed the date of the Sale Notice with respect to the shares of Common Stock which are subject to any prohibition.)

                 (c) The Purchaser shall be deemed to be permanently disabled for purposes of this Agreement if such Purchaser becomes physically or mentally incapacitated or disabled so that the Purchaser is unable to perform for the Company and its subsidiaries substantially the same services as the Purchaser performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Purchaser), and such incapacity or disability continues for a period of six consecutive months; provided, however, that if the Purchaser disagrees with such determination of permanent disability within ten days of being notified of it, the Purchaser and the Company shall jointly agree upon an independent physician (or, if they are unable to agree upon such physician, they shall each select a physician, and those two physicians shall select the independent physician) who shall make the determination, whose decision shall be binding upon the Company and the Purchaser.

                 (d) The Purchaser shall be deemed to be involuntarily terminated for purposes of this Agreement upon the termination of his employment by the Company or its subsidiaries, unless such termination is due to a Just Cause Dismissal. A "Just Cause Dismissal" shall include termination of the Purchaser's employment with the Company or its subsidiaries as a result of (i) such Purchaser's violation of any rule or policy of the Company or its subsidiaries that results in damage to the Company or its subsidiaries or which, after written notice to do so, the Purchaser fails to correct within a reasonable time; (ii) any material failure by the Purchaser to comply with a reasonable direction of the Board of Directors of the Company or its subsidiaries or the willful misconduct by the Purchaser in the responsibilities reasonably assigned to him; (iii) any willful failure by the Purchaser to perform his job as required to meet the objectives of the Company or its subsidiaries; (iv) the Purchaser's performing services for any other corporation or person which competes with the Company or its subsidiaries while he is employed by the Company or its subsidiaries and without the written approval of the Chief Executive Officer of the Company (or, in case the Chief Executive Officer is the Purchaser, then by approval of the Company's Board of Directors); (v) conviction by a court of competent jurisdiction of a felony; or
(vi) any other action or condition that may result in termination of an employee for cause pursuant to any generally applied standard adopted by the Board of Directors of the Company from time to time.

         6. Company's "Call" Option. Upon the voluntary termination by the Purchaser of such Purchaser's employment with the Company or its subsidiaries, the Just Cause Dismissal of the Purchaser, the involuntary termination of the Purchaser or the death or permanent disability of the

Purchaser (a "Call Purchase Event"), subject to the provisions of Section 8, the Company may, at its option exercisable by written notice (a "Purchase Notice") delivered to such Purchaser (or in the case of a deceased Purchaser, such Purchaser's personal representative) within 90 days after the applicable Call Purchase Event (or, in the event the applicable Call Purchase Event is the death of the Purchaser, within 30 days after the appointment and qualification of the deceased Purchaser's personal representative), elect to purchase, and, upon the giving of such notice, the Company shall be obligated to purchase and such Purchaser (and the Related Transferees, if any, of such Purchaser, or in the case of a deceased Purchaser, his personal representative) (the "Seller") shall be obligated to sell, all or any portion of the Common Stock owned at the time of the Call Purchase Event by such Purchaser (and his Related Transferees, if any) at (i) in the case of voluntary termination or Just Cause Dismissal, a price equal to the lower of Adjusted Book Value or Fair Market Value for both Vested Shares and Unvested Shares per share of such Common Stock, and (ii) in the case of the involuntary termination of the Purchaser, death or permanent disability, at the higher of Adjusted Book Value or Fair Market Value for Vested Shares and Adjusted Book Value for Unvested Shares; provided, however, that with respect to any Call Purchase Event that occurs prior to the expiration of one (1) year from the date of this Agreement, the purchase price pursuant to this Section 6 shall be no less than the purchase price paid by the Purchaser to acquire the shares. In the event a purchase of shares of Common Stock pursuant to this Section 6 shall be prohibited by law or would cause a default under the terms of any indenture or loan agreement or other instrument to which the Company or any of its subsidiaries may be a party, the obligations of the Seller and the Company pursuant to this Section 6 shall be suspended until such time as such prohibition first lapses or is waived and no such default would be caused (provided, however, that the purchase price to be paid by the Company for the shares shall accrue interest at the rate of eight percent (8%) per annum during the period of such suspension, which interest shall likewise be paid when such prohibition first lapses or is waived and no such default would be caused).

         7.      Purchase Price, Closing and Terms of Payment.

                 (a) For purposes of this Agreement, the "Adjusted Book Value" of each share of Common Stock shall be the sum of (x) the original issue price plus an amount equal to (y) the Book Value as of the date of determination less (z) the Book Value as of the date hereof. "Book Value" shall mean the net stockholders' equity per share of Common Stock, after deducting the full liquidation preference of, plus accrued and unpaid dividends on, all then outstanding shares of stock of the Company having a liquidation preference, all as reflected in the most recent consolidated balance sheet of the Company (whether audited or unaudited) available as of the date of the relevant Sale Notice or Purchase Notice, less the amount of any distribution with respect to such shares made by the Company since the date of the relevant balance sheet. Any determination of Adjusted Book Value shall be made in accordance with generally accepted accounting principles consistently applied. Any Seller of Common Stock pursuant to Section 5 or 6 shall have ten business days, following delivery to such Seller of the consolidated balance sheet from which Adjusted Book Value is to be determined, which delivery shall occur simultaneously with the delivery of the determination of Fair Market Value as set forth below, in which to notify the Company in writing of any disagreement concerning the Adjusted Book Value, as shown thereon, and if no such written notice is given the Adjusted Book Value as shown shall be conclusive. If written notice is given of a disagreement, the disagreement shall be determined by the Company's regularly employed certified public accountants, and their determination shall be final, binding and nonappealable. Such certified public accountants shall resolve any disagreement submitted to them on the basis of such procedures (which need not include an audit) as they deem appropriate under the circumstances, it being the intention of the parties to create a swift, informal and flexible mechanism for the resolution of any such disagreements. The "Fair Market Value" of each share of Common Stock shall be determined by the Board of Directors of the Company. Upon delivery of notice of such Fair Market Value to the Seller of Common Stock pursuant to Section 5 or 6, such Seller shall have ten business days in which to notify the Company in writing of any disagreement. If written notice is given of a disagreement, the Company and such Seller shall mutually agree upon an independent appraiser experienced in making valuations of such sort which shall make a determination of the Fair Market Value. Such determination shall be final, binding and non-appealable upon the Company and such Seller. The Company and such Seller shall share the cost and expenses incurred in connection with the determination made by the certified public accountants and the independent appraiser.

                 (b) The closing for all purchases and sales of Common Stock provided for in Sections 5 and 6 hereof shall be at the principal executive offices of the Company at 10:30 am., Denver time, on the later of (A) the sixtieth day after the giving of the applicable Sale Notice or Purchase Notice and (B) the thirtieth day after the final determinations of the Adjusted Book Value and Fair Market Value of the Common Stock as set forth above; provided, however, that if the Purchaser (or a Related Transferee) who has become obligated to sell shares of Common Stock hereunder is deceased on the closing date and such deceased person's personal representative shall not have been appointed and qualified by such date, then the closing shall be postponed until the tenth day after the appointment and qualification of such personal representative. If the aforesaid closing date falls on a day which is not a business day, then the closing shall be held on the next succeeding business day.

                 (c) The purchase price for the purchase and sale of Common Stock pursuant to the provisions hereof shall be paid in cash or by certified or official bank check.

                 (d) The Seller or Sellers of shares of Common Stock sold pursuant to Sections 5 or 6 hereof shall cause such shares to be delivered to the Company at the closing free and clear of all liens, charges or encumbrances of any kind. Such Seller or Sellers shall take all actions as the Company shall request as necessary to vest in the Company at such closing such shares, free and clear of all liens, charges and encumbrances incurred, voluntarily or involuntarily, by or through Seller.

         8. Termination and Lapse of Rights and Restrictions; Application to Other Stock.

                 (a) The provisions of Sections 10 and 11 of this Agreement shall terminate and the restrictions upon transfer set forth in
Section 4(b) shall lapse and be of no further effect with respect to shares of the Common Stock acquired by an Option Holder pursuant to the exercise of Options hereunder, upon the earlier to occur of: (i) the closing of the merger with Sportmart, Inc. (the "Merger") as contemplated by the Amended and Restated Agreement and Plan of Merger (the "Merger

Agreement"), dated as of December 2, 1997, among the Company, Gart Bros. Sporting Goods Company, GB Acquisition, Inc. and Sportmart, Inc., and the effectiveness of a Registration Statement filed on Form S-8 covering the resale of shares of Common Stock acquired by an Option Holder pursuant to the exercise of Options hereunder (the "Form S-8"); (ii) the completion of the first underwritten, registered public offering of Common Stock; or (iii) the consummation of the sale of substantially all of the assets or capital stock of the Company. The options to sell and purchase, respectively, set forth in Sections 5 and 6 shall lapse and be of no further effect with respect to shares of the Common Stock acquired by an Option Holder pursuant to the exercise of Options hereunder, upon the earliest to occur of: (i) the closing of the Merger and the effectiveness of the Form S-8; (ii) the completion of the first underwritten, registered public offering of Common Stock; (iii) the consummation of the sale of substantially all of the assets or capital stock of the Company; or (iv) the date that is six years after the date of this Agreement; provided, however, that in the event of either the closing of the Merger and the effectiveness of the Form S-8 or the completion of the first underwritten, registered public offering of Common Stock prior to either of the dates specified in clauses (iii) and (iv), then the option to purchase set forth in Section 6 shall remain in effect with respect to the Unvested Shares acquired by the Option Holder pursuant to the exercise of Options hereunder (subject to further vesting as described in Section 5(a) hereof) until the earlier to occur of the dates specified in said clauses (ii) and (iii). The restrictions upon transfer set forth in Section 4(a) shall lapse (x) with respect to Vested Shares (as defined in Section 5(a)), upon the completion of the first underwritten, registered public offering of Common Stock, provided, however, that any transfers of shares shall in all respects be made subject to and in compliance with all applicable federal and state securities laws or (y) upon the sale of all or substantially all of the assets or capital stock of the Company.

                 (b) In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for shares of Common Stock of the Company as a stock dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization, the restrictions, rights and options set forth in Sections 4, 5, 6, 9, 10 and 11 shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Common Stock on or with respect to which such other capital stock was distributed.

         9.      Piggyback Registration Rights.

                 (a) As used herein, the term "Holder" means the Purchaser, Related Transferee of such Purchaser or Outside Party.

                 (b) Except with respect to an initial underwritten public offering of the Company's Common Stock under the Act, subject to the provisions herein, if the Company at any time proposes to register any of its shares of Common Stock (other than shares of Common Stock issuable upon conversion or exchange of other securities being registered) under the Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Common Stock for a public offering under the Act (other than registration on Form S-4 or Form S-8 or any successor form thereto), the Company shall give written notice of the proposed registration to each Holder at least 30 days prior to the filing thereof, and each Holder shall have the right to request that all or any part of its Common Stock be included in such registration by giving written notice to the Company within fifteen (15) days after the giving of such notice by the Company (any Holder giving the Company a notice requesting that Common Stock owned by such Holder be included in such proposed registration being hereinafter referred to in this Section 9 as a "Registering Holder"); provided, however, that (i) if the registration is, in whole or in part, an underwritten primary registration on behalf of the Company and the managing underwriters of such offering determine that the aggregate amount of securities of the Company which all Registering Holders and all other security holders of the Company, pursuant to contractual rights to participate in such registration ("Other Holders"), propose to include in such registration statement exceeds the maximum amount of securities that should be included therein, the Company will include in such registration, first, the shares which the Company proposes to sell and, second, the Common Stock of such Registering Holders and other securities to be sold for the account of Other Holders, pro rata among all such Registering Holders and Other Holders, taken together, on the basis of the relative equity interests in the Company of all Registering Holders and Other Holders who have requested that securities owned by them be so included (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation in such registration of all Registering Holders), and (ii) if the registration is solely an underwritten secondary registration on behalf of any of the Other Holders pursuant to demand registration rights and the managing underwriters determine that the aggregate amount of securities which all Registering Holders and all Other Holders propose to include in such registration exceeds the maximum amount of securities that should be included therein, the Company will include in such registration, first, the securities to be sold for the account of the Other Holders demanding registration (but only to the extent such Other Holders are entitled to demand inclusion thereof), and second, the Common Stock of such Registering Holders and other securities to be sold for the account of the Other Holders electing to include (but not being entitled to demand inclusion of) securities in such registration, pro rata among all such Registering Holders and Other Holders, taken together, on the basis of the relative equity interests in the Company of all Registering Holders and such Other Holders who have requested that securities owned by them be included (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation therein of all such Registering Holders). Common Stock proposed to be registered and sold for the account of any Registering Holder shall be sold to prospective underwriters selected or approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company and/or Other Holders demanding registration and the prospective underwriters. The Registering Holders shall be permitted to withdraw all or a part of the shares of Common Stock held by such Registering Holders which were to be included in such registration at any time prior to the effective date of such registration. The Company shall not be required to maintain the effectiveness of the registration statement for such registration beyond the earlier to occur of 120 days after the effective date thereof or consummation of the distribution by the Registering Holders included in such registration statement. The Company may withdraw any registration statement at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to any Holder.

                 (c) The registration rights set forth in this Section 9 shall terminate and be of no further effect with respect to the Common Stock:
(i) at such time as the Company has filed, and there has become effective one or more registration statements in which all Registering Holders have been afforded the opportunity to include all shares of such class of securities held by them; or (ii) if earlier, after a public trading market has existed for shares of Common Stock of the Company and Common Stock held by the Purchasers have been eligible for sale pursuant to the provisions of Rule 144 under the Act, free of any restrictions imposed pursuant to paragraph (e) of this Section 9, for a period of one year.

                 (d) In connection with any registration of shares of Common Stock under the Act pursuant to this Agreement, the Company will furnish each Holder whose shares of Common Stock are registered thereunder with a copy of the registration statement and all amendments thereto and will supply each such Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. The Company shall not, however, be required to maintain the registration statement and to supply copies of a prospectUs for a period beyond 120 days after the effective date of such registration statement and, at the end of such period, the Company may deregister any shares of Common Stock covered by such registration statement and not then sold or distributed. In connection with any such registration of Common Stock, the Company will, at the request of the managing underwriter with respect thereto, use its best efforts to qualify such registered shares for sale under the securities laws of such states as is reasonably required to permit the distribution of such registered shares, provided that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or becomes subject to taxation in any jurisdiction.

                 (e) Notwithstanding any other provision of this Section 9, Holder agrees that in the event of an underwritten public offering (including the initial underwritten public offering) of Common Stock for the account of the Company, such Holder will not offer for public sale (other than as part of such underwritten public offering) any Common Stock during the 10 days prior to and such number of days (not in excess of 360) after the effective date of the registration statement in connection with such public offering as the underwriters and the Company may request in writing, without the consent of the underwriters; provided, however, that, in the case of death of a Purchaser, if consented to by the underwriters, a Holder shall be permitted to offer for public sale prior to the expiration of such period shares of Common Stock reasonably necessary to generate funds for the payment of estate taxes.

                 (f) Except as otherwise required by state securities laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Section 9 shall be borne by the Company; however, each Holder shall pay (i) all costs and expenses of counsel for such Holder, if such counsel is not also counsel for the Company, (ii) all underwriting discounts, commissions and expenses and all transfer taxes with respect to the shares sold by such Holder, and (iii) all other expenses incurred by such Holder and incidental to the sale and delivery of the shares to be sold by such Holder.

                 (g) It shall be a condition of each Holder's rights hereunder to have shares of Common Stock owned by such Holder registered that:

                          (i) such Holder shall cooperate with the Company by supplying information and executing documents relating to such Holder or the securities of the Company owned by such Holder in connection with such registration;

                          (ii)    such Holder shall enter into any,
         undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the National Association of Securities Dealers, Inc. or which the Company or the underwriters may reasonably request to otherwise effectuate the offering; and

                          (iii) such Holder shall execute and deliver an agreement to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, any underwriter (as defined in the Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which the Company or any such director, officer, underwriter or controlling person may become subject under the Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, equivalent in scope to indemnities given by the Company in connection with such registration, but only with respect to written information furnished by such Holder in his capacity as a selling shareholder in connection with such registration.

                 (h) In the event of any registration under the Act of any shares of Common Stock pursuant to this Section 9, the Company hereby agrees to indemnify and hold harmless each Holder disposing of such shares against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such Holder may become subject under the Act or otherwise, in such manner as is customary for registrations of the type then proposed, but not with respect to information furnished by such Holder in his capacity as a selling shareholder in connection with such registration.

         10.     Tag-Along Rights.

                 (a) Right to Participate in Sale. If GEI enters into an agreement to transfer, sell or otherwise dispose of (such transfer, sale or other disposition being referred to as a "Tag-Along Sale") a majority of its shares of Common Stock of the Company held on the date hereof to any person or entity (regardless of whether such person or entity is an affiliate of GEI), then the Purchaser shall have the right, but not the obligation (except as provided in Section 11), to participate in such Tag-Along Sale. The number of shares of Common Stock that the Purchaser will be entitled to include in such Tag-Along Sale (the "Purchaser's Allotment") shall be determined by multiplying
(i) the total number of shares of Common Stock proposed to be sold or otherwise disposed of pursuant to the Tag-Along Sale, by (ii) a fraction, the numerator of which shall equal the aggregate number of shares of Common Stock owned by such Purchaser on the day immediately preceding the Tag-Along Date (as defined below) and the denominator of which shall equal the sum of (A) the aggregate number of shares of Common Stock owned by GEI plus (B) the aggregate number of shares of Common Stock held by all other persons holding shares of Common Stock of the Company and the aggregate number of shares of Common Stock subject to stock options to acquire Common Stock held by persons who have tag-along rights with regard to such shares or shares subject to stock options, and others who may have tag-along rights relative to GEI, in each case, on the day immediately preceding the Tag-Along Notice Date. The "Tag- Along Notice Date" shall be the date that the Tag-Along Sale Notice (as defined below) is first delivered, mailed or sent by courier, Telex or telecopy to Purchasers.

                 (b) Limitation on Purchaser Representations; Indemnity. Any sales of Common Stock by the Purchaser as a result of the "Tag-Along Rights" granted to the Purchaser pursuant to this Agreement shall be on the same terms and conditions as the proposed Tag-Along Sale by GEI; provided, however, that in negotiating a Tag-Along Sale, GEI shall use its reasonable, good faith efforts to provide (i) that the only representation and warranty which the Purchaser shall be required to make in connection with any transfer is a warranty with respect to his own ownership of the shares to be sold by him and his ability to convey title thereto free and clear of liens, encumbrances or adverse claims, and (ii) that the liability of the Purchaser with respect to any representation and warranty made in connection with any transfer is the several liability of such Purchaser (and not joint with any other person) and that such liability is limited to the amount of proceeds actually received by such Purchaser.

                 (c) Sale Notice. GEI shall provide the Purchaser with written notice (the "Tag-Along Sale Notice") not more than 60 nor less than 20 days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall set forth: (i) the name and address of each proposed transferee or purchaser of shares in the Tag-Along Sale; (ii) the number of shares proposed to be transferred or sold by GEI; (iii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by each proposed transferee or purchaser; (iv) the aggregate number of shares of Common Stock held of record as of the close of business on the day immediately preceding the Tag-Along Notice Date by GEI; (v) the Purchaser's Allotment assuming the Purchaser elected to sell the maximum number of shares of Common Stock possible; (vi) confirmation that the proposed purchaser or transferee has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase shares of Common Stock in accordance with the terms hereof; and (vii) the Tag-Along Sale Date.

                 (d) Tag-Along Notice. If the Purchaser wishes to participate in the Tag-Along Sale, he shall provide written notice (the "Tag-Along Notice") to GEI no less than ten business days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of shares of Common Stock that such Purchaser elects to include in the Tag-Along Sale, which shall not exceed the Purchaser's Allotment. The Tag-Along Notice shall also specify the aggregate number of additional shares of Common Stock owned of record as of the close of business on the day immediately preceding the Tag-Along Notice Date by such Purchaser, if any, which such Purchaser desires also to include in the Sale ("Additional Shares") in the event there is any under-subscription for the entire amount of all purchasers' allotments of all shares that may be included by persons having, and pursuant to, tag-along rights relative to GEI (collectively, the "Purchasers' Allotments"). In the event there is an under-subscription by all holders of Purchasers' Allotments for the entire amount of such Purchasers' Allotments, GEI shall apportion the unsubscribed Purchasers' Allotments to such holders whose Tag-Along Notices specified an amount of Additional Shares, which apportionment shall be on a basis among such holders in accordance with the number of Additional Shares specified by all such holders in their Tag-Along Notice. The Tag-Along Notices given by the Purchaser shall constitute his binding agreement to sell such Common Stock on the terms and conditions applicable to the Tag-Along Sale, subject to the provisions of Section 10(b) above. If the purchaser does not consummate the purchase of all of such shares on the same terms and conditions applicable to GEI (except as otherwise provided herein) then GEI shall not consummate the Tag-Along Sale of any of its shares to such transferee or purchaser, unless the shares of the Purchaser and GEI are reduced or limited in proportion to the respective number of shares actually sold in any such Tag-Along Sale.

                 If a Tag-Along Notice is not received by GEI from the Purchaser prior to the ten-day period specified above, GEI shall have the right to sell or otherwise transfer the number of shares specified in the Tag-Along Sale Notice to the proposed purchaser or transferee without any participation by such Purchaser, but only on terms and conditions which are no more favorable in any material respect to GEI than as stated in the Tag-Along Sale Notice to the Purchaser and only if such Tag-Along Sale occurs on a date within 60 business days of the Tag-Along Sale Date.

                 (e) Exempt Transfers. The provisions of this Section 10 shall not apply to any bona fide underwritten offering of Common Stock pursuant to an effective registration statement under the Act or any bona fide public distribution of Common Stock pursuant to Rule 144 thereunder, provided that any such sale complies with the provisions of this Agreement.

         11.     Drag-Along Sales.

                 (a) Right to Require Sale. Notwithstanding any other provision hereof, if GEI agrees to sell 100% of the shares of Common Stock held by it to a third person (regardless of whether such third person is an affiliate of GEI) (a "Third Party") or if GEI agrees to sell a portion of its shares pursuant to a transaction in which more than 50% of the total Common Stock of the Company will be sold to a Third Party (a "Drag-Along Sale"), then upon the demand of GEI the Purchaser hereby agrees to sell to such Third Party the same percentage of the total number of shares held by such Purchaser on the date of the Drag-Along Notice relative to the number of shares defined below, as the percentage of the total number of shares held by GEI as of the date of the Drag-Along Notice, as GEI is selling in the Drag-Along Sale, at the same price and on the same terms and conditions as GEI has agreed to with such Third Party; provided, however, that (i) the Purchaser shall not be obligated to participate in any Drag-Along Sale unless the Purchaser is provided an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to such Purchaser, to the effect that the Drag-Along Sale is not in violation of applicable Federal or state securities or other laws, or, if the Purchaser is not provided with an opinion with respect to any matters contemplated by this clause (i), GEI shall (in addition to the indemnification contemplated below) indemnify such Purchaser for any violation, and (ii) the Purchaser shall not be required to make any representation, covenant or warranty in connection with the Drag-Along Sale, other than as to his ownership and authority to sell, free of liens, claims and encumbrances, the shares of Common Stock proposed to be sold by him.

                 (b) Drag-Along Notice. Prior to making any Drag-Along Sale, if GEI elects to exercise the option described in this Section 11, GEI shall provide the Purchaser with written notice (the "Drag-Along Notice") not more than 60 nor less than 20 days prior to the proposed date of the Drag-Along Sale (the "Drag-Along Sale Date"). The Drag- Along Notice shall set forth: (i) the name and address of the Third Party; (ii) the proposed amount and form of consideration to be paid per share and the terms and conditions of payment offered by the Third Party; (iii) the aggregate number of shares of Common Stock held of record by GEI as of the date that the Drag-Along Notice is first delivered, mailed or sent by courier, Telex or telecopy to the Purchaser; (iv) the proposed Drag-Along Sale Date; and (v) confirmation that the proposed Third Party has agreed to purchase the Purchaser's shares of Common Stock in accordance with the terms hereof.

                 (c) Delivery of Certificates. On the Drag-Along Sale Date, the Purchaser shall deliver a certificate or certificates for all of his Common Stock, duly endorsed for transfer with signatures guaranteed, to such Third Party in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for the Common Stock.

                 (d) Consideration. The provisions of this Section 11 shall apply regardless of the form of consideration received in the Drag-Along Sale.

         12. Notices. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail or otherwise or when delivered personally or sent by facsimile transmission as follows:

                 (a) if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to the Purchaser;

                 (b) if to the Purchaser, at the address of such Purchaser as it appears in Annex A or at such other place as such Purchaser shall have designated by notice as herein provided to the Company; and

                 (c) if to GEI, at its principal executive offices at the time of the giving of such notice, or at such other place as GEI shall have designated by notice as herein provided to the Company.

         13. Specific Performance. Due to the fact the securities of the Company cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

         14.     Miscellaneous.

                 (a) All obligations of the Purchaser hereunder shall be deemed to be several and not joint with those of other management purchasers of Common Stock of the Company.

                 (b) Except as provided in the last sentence of this paragraph, this writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company, GEI and the Purchaser; provided, however, that any of the provisions of this Agreement (except as hereinafter provided) may be modified, amended or eliminated by agreement of the Company, GEI and a majority in interest (on the basis of the number of shares of Common Stock then owned by them) of all of the management purchasers of Common Stock of the Company pursuant to an agreement substantially identical to this Agreement, which agreement shall bind the Purchaser whether or not he has agreed thereto; provided, further, however, that no modification or amendment which would materially adversely affect the rights of a Purchaser under Sections 4, 5, 6, 7, 8, 9, 10, 11 or 14(b) of this Agreement shall be effective as to the Purchaser if such Purchaser shall not have consented in writing thereto. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, the "Purchaser" as defined in the introductory paragraph of this Agreement shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of Common Stock acquired by the Purchaser. The issuance and sale of Common Stock to the Purchaser pursuant to this Agreement is subject to, and the Company and the Purchaser agree to be bound by, all of the terms and conditions of the Plan, including, without limitation, the provisions of
Section 2 thereof concerning, among other things, administration and interpretation of the Plan and awards thereunder.

                 (c) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the "Purchaser" as defined in the introductory paragraph of this Agreement shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the Common Stock originally acquired by such Purchaser.

                 (d) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Purchaser and his respective heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting to the Purchaser the right to transfer any of the Common Stock except in accordance with this Agreement and any transferee shall hold such Common Stock having only those rights as provided for in this Agreement.

                 (e) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                 (f) Except for the application of Section 2 to the purchase of Common Stock by the Purchaser at the Closing, the provisions of this Agreement shall apply to all shares of Common Stock owned, beneficially or of record, by the Purchaser (including his Related Transferees and any Outside Parties), unless acquired after the completion of the first underwritten registered public offering of Common Stock or the consummation of the sale of substantially all of the assets or capital stock of the Company.

                 (g) Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation.

                 (h) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                 (i) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                 (j) The Purchaser represents that, if such Purchaser is married, such Purchaser's spouse has signed an Acknowledgment and Agreement of Spouse relating to such Purchaser at the end of this Agreement.

                 (k) Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

                 (l) This Agreement may be executed in one or more-counterparts, all of which taken together shall be deemed one original.

                 (m) This Agreement shall be deemed to be a contract under the laws of the State of Colorado and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

                              GART SPORTS COMPANY



                              By
                                 ---------------------------------------
                              Its President



                              GREEN EQUITY INVESTORS, L.P.
                                By Leonard Green & Partners, L.P.,
                                Its General Partner


                                By
                                  --------------------------------------
                                Its
                                   -------------------------------------


                          PURCHASER



                          By                      Name
                            ----------------------    -------------------
                             (Signature)                 (Print Name)



                     Acknowledgment and Agreement of Spouse


         The undersigned, being the spouse of a purchaser listed on Annex A hereto, hereby agrees to be bound by the provisions of this Agreement and consents to the Purchaser's subscription for the Common Stock hereto.


                 Signature
                          ------------------------------

                 Print Name
                           ------------------------------

                                    Annex A

                                    Annex B

                            Form of Promissory Note


                        SECURED RECOURSE PROMISSORY NOTE


$                                                              Denver, Colorado
  ----------                                                   October __, 1994




         FOR VALUE RECEIVED, the undersigned individual, ____________ ______ (hereinafter referred to as "Borrower") promises to pay to the order of Gart Bros. Sporting Goods Company, a Colorado corporation ("Lender"), the principal
sum of __________________________ Dollars ($        ), together with all
accrued and unpaid interest thereon, payable in installments of principal and interest as hereinafter provided.

         The principal balance hereof from time to time outstanding shall be payable in full on the date that is five years following the date of this Note; provided, however, that if and to the extent that Borrower becomes entitled to receive, from time to time from Lender or any of Lender's affiliates any cash bonus or bonuses relating to services rendered, prior to the full repayment of this Note, then 25% of the gross pre-tax amount of each such cash bonus (a "Payment Amount") shall be required to be paid as a mandatory prepayment of the principal amount hereof simultaneously with the payment of such cash bonus.

         The rate of interest of the indebtedness evidenced hereby shall be eight percent (8%) per annum. All interest accrued on the unpaid principal amount hereof from time to time outstanding shall be due and payable in arrears by Borrower on January 31 in each year. Interest shall be calculated on the basis of a year consisting of 360 days.

         Following the maturity of the indebtedness evidenced hereby, whether by acceleration or otherwise, all principal and accrued but unpaid interest shall be payable upon demand.

         Borrower may, from time to time, prepay this Note in whole or part, without penalty or premium. Any prepayment of principal of this Note shall include accrued interest to the date of prepayment on the principal amount being prepaid. Any prepayment shall be applied first to satisfaction of any accrued and unpaid interest and the balance shall be applied against the principal balance hereof.

         This Note is the "Note" referred to in that certain Management Subscription and Stockholders Agreement dated as of October 17, 1994 (the "Subscription Agreement"), by and among the Lender, Green Equity Investors, L.P., a Delaware limited partnership, and the Borrower, and is the "Note" referred to in that certain Pledge and Security Agreement dated as of October 17, 1994, between

Borrower and the Lender (the "Pledge Agreement"). This Note is fully recourse to Borrower and is subject to, secured by, and is entitled to the benefits of and restricted by, the Pledge Agreement, the terms and provisions of which are hereby incorporated herein as if set forth herein in full. Reference is made to the Pledge Agreement for certain additional rights and limitations of the rights and obligations of Borrower and the Lender hereunder. In the event Borrower ceases to be employed by Lender, its Subsidiaries or its parent company, then the entire indebtedness evidenced hereby, including all principal and accrued but unpaid interest and other obligations hereunder and under the Pledge Agreement, may be declared immediately due and payable by Lender in its sole discretion and without notice to Borrower (which notice is hereby expressly waived). If (i) Borrower fails to make any payment of principal or interest when required hereunder and such failure is not remedied within 10 days, or (ii) upon the occurrence of any default under the Pledge Agreement or any other document or instrument securing or relating to the indebtedness evidenced hereby, or (iii) in the event that Borrower shall become insolvent or generally fail to pay, or admit in writing his inability to pay, his debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law seeking reorganization or the appointment of a receiver, trustee, custodian or liquidator for him or a substantial portion of his property, assets or business, or to effect a plan or other arrangement with his creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against him in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors of, or appoint a receiver, trustee, custodian or liquidator for a substantial portion of, his property, assets or business, or involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower under any bankruptcy, insolvency or similar law or seeking the reorganization of him or the appointment of a receiver, trustee, custodian or liquidator for him or a substantial part of his property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of his property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant or attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding (each such event, and the event described in the immediately preceding sentence, an "Event of Default"); then, and upon the occurrence of any Event of Default set forth in clauses (i), (ii) and (iii) above, Lender may, in its sole discretion, and without any notice to Borrower (which notice is hereby expressly waived), declare immediately due and payable the entire unpaid principal balance of this Note, together with accrued and unpaid interest thereon. Both principal and interest are payable in lawful money of the United States of America at Lender's office at 1000 Broadway, Denver, Colorado 80203, in immediately available funds, free and clear of and without deduction or offset for any and all present and further taxes, levies, imposts, deductions, charges, witholdings, and all liabilities with respect thereto.

         This Note shall be governed by and construed under the internal substantive laws of the State of Colorado.

         All persons or corporations now or at any time liable for payment of the indebtedness evidenced hereby, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest and diligence in collection, and consent that the time of said payments or any part thereof may be extended by Lender or any holder hereof and further consent that the collateral security or any part thereof may be released by said Lender or any holder hereof, without in any way modifying, altering, releasing, affecting, or limiting their respective liability under any other document or instrument which secures the indebtedness evidenced hereby. If any obligation under this Note is not paid when due, Borrower promises to pay all costs of collection, foreclosure fees and attorneys' fees incurred by Lender, whether or not suit is filed hereon.

         No provision of this Note may be waived, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement is sought.

                                   "Borrower"



                                   Signature
                                            ------------------------------

                                    Annex C

                     Form of Pledge and Security Agreement


                         PLEDGE AND SECURITY AGREEMENT


         THIS PLEDGE AND SECURITY AGREEMENT (the "Agreement") is entered into as of October __, 1994, between Gart Bros. Sporting Goods Company, a Colorado corporation (the "Company"), and the individual identified on the signature page hereto ("Pledgor") as an inducement to the Company to accept from the Pledgor his Secured Recourse Promissory Note to the Company in the original principal amount indicated on the signature page hereto (the "Note"). The Note is being issued by the Pledgor to obtain funds to purchase from Gart Sports Company, a Delaware corporation ("Gart Sports"), the number of shares of the Gart Sports' Common Stock, par value $.01 per share ("Common Stock"), indicated on the signature page hereto (the "Stock"), pursuant to a Management Subscription and Stockholders Agreement (the "Subscription Agreement") dated as of October 17, 1994 among Gart Sports, Green Equity Investors, L.P., a Delaware limited partnership, and the Pledgor.

         1. Pledge. As collateral security for the due payment of the Note and the other obligations of Pledgor hereunder, Pledgor hereby pledges, transfers and assigns to the Company and grants the Company a security interest in (a) the Stock, including and together with any liquidating dividends, stock dividends and distributions in connection with any reorganization or recapitalization of Gart Sports, including any merger or stock split, which Pledgor may hereafter become entitled to receive with respect to the Stock, and
(b) the Payment Amounts (as defined in the Note) which Pledgor may in the future be entitled to receive. The Company acknowledged receipt of the Stock and an assignment thereof in blank duly executed by Pledgor. Immediately upon the issuance of additional Stock certificates in the name of Pledgor or the issuance of any certificates or evidence representing a right to Stock or other securities which the Pledgor may be entitled to receive in respect of Stock in the future, Pledgor agrees to deliver such certificates and evidence representing rights to Stock to the Company, to be held by the Company subject to the terms of this Agreement.

         2. Voting Powers. Pledgor shall retain and be entitled to exercise all voting powers pertaining to the Stock or any part thereof, until transferred to another person in accordance with the terms hereof.

         3. Dividends. All dividends and distributions (other than stock dividends, liquidating dividends or distributions in connection with any reorganization or recapitalization of Gart Sports, including any merger or stock split) paid or made with respect to the Stock shall be paid or made to, and retained by, Pledgor free and clear of this Agreement. All stock dividends, liquidating dividends and distributions in connection with any reorganization or recapitalization of Gart Sports (including any merger or stock split) paid or made with respect to the Stock shall be delivered to the Company together with appropriate assignments thereof in blank duly executed by Pledgor.

         4. Rights and Remedies. (a) In the event of occurrence of any Event of Default (as defined in the Note) (other than as a result of Pledgor ceasing to be employed by the Company for any reason) the Company may, at its sole option, within the longer of (i) sixty (60) days after such Event of Default and (ii) thirty (30) days after the determination of Fair Market Value (as hereinafter defined) of the Stock, upon ten (10) days' written notice to Pledgor, but without any other demand or notice whatsoever, transfer Stock to the Company, such Stock to be so transferred at the Fair Market Value thereof to the extent required to pay the remaining unpaid balance of principal, interest and other obligations hereunder and under the Note, such transfer to be free and clear of any right or equity of redemption, which right or equity is hereby expressly waived and released. If the Fair Market Value of the Stock transferred is less than the full amount of remaining unpaid principal, interest and other obligations hereunder and under the Note, Pledgor shall remain liable for the remaining amount due and shall pay such amount to the Company immediately. Any amounts that may be due to Pledgor pursuant to the Subscription Agreement or otherwise from the Company may be used by the Company to offset amounts due to the Company by Pledgor hereunder and under the Note. The right of the Company provided in this paragraph is in addition to, and not in lieu of, all other rights that the Company may have as a secured party at law or otherwise.

                 (b) In the event Pledgor shall cease to be employed by the Company at a time when the Note has not been paid in full, the provisions of Sections 5 and 6 of the Subscription Agreement shall apply to the Stock, regardless of whether such Sections would then be in effect under Section 8 of the Subscription Agreement, and proceeds to be received by Pledgor pursuant to such Section 5 or 6 shall be applied by the Company on behalf of Pledgor to the unpaid balance of principal, interest, and other obligations hereunder and under the Note. If any such proceeds remain after repayment of such obligations in full, such proceeds, shall be paid to Pledgor. If the amounts payable to Pledgor pursuant to Sections 5 and 6 of the Subscription Agreement are less than the full amount of unpaid principal, interest and other obligations hereunder and under the Note, Pledgor shall remain liable for the remaining amount due and shall pay such amount to the Company immediately. Any amounts that may be due to Pledgor pursuant to the Subscription Agreement or otherwise from the Company may be used by the Company to offset amounts due to the Company by Pledgor hereunder or under the Note. The right of Pledgor provided in this paragraph shall not in any way limit the rights that the Company may have hereunder or as a secured party at law or otherwise.

                 (c) In the event shares of the Stock are transferred pursuant to paragraph (a) or (b) above in payment of liabilities of Pledgor under the Note and hereunder for principal, interest and other obligations under the Note and hereunder, such transfer shall be applied first to liabilities for interest, then to other obligations under the Note and hereunder, and then to the liability for principal.

         5. Miscellaneous. (a) This writing (together with the agreements referred to herein) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and Pledgor.

                 (b) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Pledgor and his respective heirs, personal representatives, successors and assigns.

                 (c) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                 (d) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                 (e) This Agreement shall be deemed to be a contract under the laws of the State of Colorado and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

                 (f) Should either party be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation.

                 (g) The rights, powers and remedies of the Company under this Agreement shall be in addition to all rights, powers and remedies available to the Company by virtue of any statute or rule of law, and all other agreements between the Company and Pledgor, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Company's security interest described herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of October __, 1994.


                                        GART BROS. SPORTING GOODS COMPANY
                                        a Colorado corporation



                                        By
                                          ------------------------------
                                        Its
                                           -----------------------------

                                         PLEDGOR



                                         Signature
                                                  ------------------------------
                                         Print Name:



                                         Original Principal Amount of
                                         Note: $
                                                --------------------------------

                                         Number of Shares of Common Stock
                                         Initially Subject to Pledge:
                                                                      ----------

                                   EXHIBIT B

                            MANAGEMENT STOCK OPTION
                           AND STOCKHOLDERS AGREEMENT


         This Management Stock Option and Stockholders Agreement (the "Agreement") is entered into as of _______________, by and among Gart Sports Company, a Delaware corporation (the "Company"), Green Equity Investors, L.P., a Delaware limited partnership ("GEI"), and the person or persons identified on Annex A attached hereto (hereinafter referred to individually as an "Option Holder" and collectively as the "Option Holders").

         WHEREAS, the Company adopted, effective as of September 30, 1994, its 1994 Management Equity Plan (the "Plan"), attached hereto (without exhibits) as Annex B, pursuant to which, among other things, awards of stock options to acquire shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), may be granted to key employees of Gart Bros. Sporting Goods, Inc., a Colorado corporation and a wholly owned subsidiary of the Company ("Gart Bros."), subject to the terms and restrictions included in the Plan;

         WHEREAS, the stock options to be issued to the Option Holders pursuant to this Agreement (the "Options") constitute awards under the Plan; and

         WHEREAS, the Options granted hereby are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1.      Option Holder Representations.

                 (a) Review of Documents, Investment Risk. Each Option Holder severally represents and acknowledges that (i) as a result of such Option Holder's experience in financial matters, such Option Holder is properly able to evaluate the capital structure of the Company, the business of the Company and its subsidiaries and the risks inherent therein; (ii) such Option Holder has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers and representatives of the Company and its subsidiaries to the extent necessary to evaluate the merits and risks related to an investment in the Company; (iii) such Option Holder has been and will be, to the extent such Option Holder deems necessary, advised by legal counsel of such Option Holder's choice in connection with this Agreement and the issuance and sale of Common Stock pursuant to the exercise of Options hereunder; and (iv) the purchase of Common Stock pursuant to the exercise of Options hereunder will be consistent, in both nature and amount, with such Option Holder's overall investment program and financial condition, and such Option Holder's financial condition will be such that such Option

Holder will be able to bear the economic risk of holding unregistered Common Stock for which there is no market and to suffer a complete loss of such Option Holder's investment therein.

                 (b)      Purchase for Investment.

                          (i)     Each Option Holder represents and warrants
that (i) the Common Stock acquired by such Option Holder pursuant to the exercise of Options hereunder will be acquired for such Option Holder's own account for investment, without any present intention of selling or further distributing the same, (ii) such Option Holder will not have any reason to anticipate any change in such Option Holder's circumstances or any other particular occasion or event which would cause such Option Holder to sell any of such Common Stock, and (iii) such Option Holder is fully aware that in agreeing to sell or issue such Common Stock to such Option Holder the Company will be relying upon the truth and accuracy of these representations and warranties, each of which will be deemed to have been made again at the time of each exercise of an Option hereunder. Each Option Holder agrees that such Option Holder will not sell or otherwise dispose of any Common Stock acquired pursuant to the exercise of Options hereunder except in compliance with the Securities Act of 1933, as amended (the "Act"), the rules and regulations of the Securities and Exchange Commission thereunder, the relevant state securities laws applicable to such Option Holder's actions, and the terms of this Agreement and the Plan.

                          (ii)    In addition to the other restrictions
provided in this Agreement (including but not limited to Section 4(a)), each Option Holder agrees that prior to making any disposition of any Common Stock acquired pursuant to the exercise of Options hereunder (other than a disposition to the Company), such Option Holder will give 10 days' written notice to the Company describing the manner of such proposed disposition. Each Option Holder further agrees that such Option Holder will not effect such proposed disposition until either (i) such Option Holder has provided to the Company an opinion of counsel satisfactory in form and substance to the Company that such proposed disposition is exempt from registration under the Act and any applicable state securities laws, or (ii) a registration statement under the Act covering such proposed disposition has been filed by the Company under the Act and has become effective and compliance with applicable state securities laws has been effected. The Company agrees that it will respond as promptly as reasonably practicable to any notice of sale given hereunder. The Company will use its best efforts to comply with any such applicable state securities laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject.

                          (iii)   Each Option Holder acknowledges that no
trading market for the Common Stock exists and that, as a result, such Option Holder may be unable to sell any of the Common Stock acquired upon the exercise of Options hereunder for the foreseeable future. Further, the Company has no obligation to register any of the Common Stock, except as expressly provided in
Section 9 of this Agreement.

                     (iv) THE OPTION HOLDER ACKNOWLEDGES AND AGREES THAT NOTHING HEREIN, INCLUDING THE OPPORTUNITY TO MAKE AN EQUITY INVESTMENT IN THE COMPANY, SHALL BE DEEMED TO CREATE ANY IMPLICATION CONCERNING THE ADEQUACY OF SUCH OPTION HOLDER'S SERVICES TO GART BROS. OR SHALL BE CONSTRUED AS AN AGREEMENT BY GART BROS. OR THE COMPANY, EXPRESS OR IMPLIED, TO EMPLOY SUCH OPTION HOLDER OR CONTRACT FOR SUCH OPTION HOLDER'S SERVICES, TO RESTRICT GART BROS.' RIGHT TO DISCHARGE SUCH OPTION HOLDER OR CEASE CONTRACTING FOR SUCH OPTION HOLDER'S SERVICES OR TO MODIFY, EXTEND OR OTHERWISE AFFECT IN ANY MANNER WHATSOEVER, THE TERMS OF ANY EMPLOYMENT AGREEMENT OR CONTRACT FOR SERVICES WHICH MAY EXIST BETWEEN SUCH OPTION HOLDER AND GART BROS.

         2.      Grant and Terms of Stock Option.

                 (a) The Company hereby grants to Option Holder the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of shares indicated on Annex A hereto at the purchase price of $10.26 per share.(1) The Options may be exercised from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth anniversary of the date of this Agreement (the "Expiration Date") or earlier, in accordance with paragraphs (d) or (e) of this Section 2. All shares of Common Stock issued upon the exercise of such Options shall be subject to all of the terms and restrictions contained in this Agreement, including, without limitation, those in Sections 4, 5, 6, 10 and 11.

                 (b) No Option Holder may purchase any shares by exercise of any Options hereunder between the date of this Agreement and the first anniversary date hereof. On and after the following anniversary dates of this Agreement, the Options may be exercised up to the indicated percentages of shares covered by the Options:





-----------------------------------

(1) Such purchase price shall equal the fair market value of a share of Common Stock as of the date the Option is granted, as determined by the Board of Directors of the Company or its duly authorized committee administering the Plan.

                                      Percentage               Cumulative
                                       Initially               Percentage
          Anniversary Date            Exercisable              Exercisable
          ----------------            -----------              -----------
                 1st                      20%                      20%

                 2nd                      20%                      40%

                 3rd                      20%                      60%

                 4th                      20%                      80%

                 5th                      20%                     100%

                 (c) Each exercise of the Options shall be by means of a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased solely in cash or by bank cashiers check or (as funds clear) personal check payable to the order of the Company. The Options may not be exercised for a fraction of a share of Common Stock and no partial exercise of the Options may be for less than one hundred shares or the total number of shares subject to options held by a single Option Holder then eligible for exercise, if less than one hundred shares.

                 The Options may be exercised during the lifetime of each Option Holder only by the Option Holder, and after the Option Holder's death by his transferees by will or the laws of descent or distribution, and not otherwise, regardless of any community property interest therein of the spouse of the Option Holder, or such spouse's successors in interest. If the spouse of an Option Holder shall have acquired a community property interest in any Options, the Option Holder, or the Option Holder's permitted successors in interest, may exercise the Options on behalf of the spouse of the Option Holder or such spouse's successors in interest.

                 (d) In the event the Company or its subsidiaries determine that an Option Holder's employment is to be terminated on the basis of a "Just Cause Dismissal" as defined in Section 5(d) of this Agreement, any right of such Option Holder to exercise the Options granted hereunder pursuant to this Section 2 or otherwise shall expire automatically on the date that such Option Holder receives notice of such dismissal (the "Automatic Expiration Date"). In no event may any options held by such Option Holder be exercised to any extent by the Option Holder or by anyone after the Automatic Expiration Date.

                 (e) If an Option Holder ceases to be employed by the Company or its subsidiaries for any reason other than a "Just Cause Dismissal" as defined in Section 5(d) of this Agreement, the Options held by such Option Holder may be exercised at any time prior to the date which is forty-five (45) days after the date of termination of employment (the "Accelerated Expiration Date"), and not thereafter, and only to the extent such Options were exercisable on the date of such termination. If such termination is a result of the death of the Option Holder, such Options may be exercised by the person or persons to whom the Option Holder's rights under the Options shall pass by reason of the death of the Option Holder, whether by will or the laws of descent and distribution, to the extent such Options were exercisable on the date of death. However, in no event may any Options be exercised to any extent by anyone after the earliest to occur of the Automatic Expiration Date, the Accelerated Expiration Date or the Expiration Date.

                 (f) In the event that Options hereunder are exercised following the date of termination of an Option Holder's employment by the Company or its subsidiaries for any reason other than a "Just Cause Dismissal" as defined in Section 5(d) of this Agreement, the rights and obligations of the Company and the Option Holder (or the person or persons to whom the Option Holder's rights under the Options shall pass) under Sections 5 and 6 of this Agreement shall, if either the Option Holder or the Company makes the election in Section 5 or 6, as applicable, be exercised for the "Option Value" of such Options in lieu of the delivery of shares of Common Stock as to which the Options are exercised. "Option Value" means, with respect to each share of Common Stock that would otherwise be issuable pursuant to such an exercise of Options, (i) the appropriate value for such share determined in accordance with
Section 5 or Section 6, as applicable, less (ii) the Option exercise price for such share as provided in paragraph (a) of this Section 2. In the event that Options are exercised following the date of termination of employment for any reason other than a "Just Cause Dismissal," the terms of Section 5 or Section 6, as applicable, and Section 7 with respect to the purchase and sale of shares of Common Stock shall be deemed also to include the payment of the Option Value of such Options in exchange for the cancellation of the corresponding Options.

                 (g) Upon the exercise of Options hereunder, the Company or its subsidiaries shall have the right to require the Option Holder to pay the Company the amount of any taxes that the Company or its subsidiaries may, in its sole determination, be required to withhold with respect to such exercise.

                 (h) The Options shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, except by will or the laws of descent and distribution. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of Options contrary to the provisions hereof, such Options shall immediately become null and void and of no further force or effect.

                 (i) Neither an Option Holder nor any other person legally entitled to exercise Options shall be entitled to any of the rights or privileges of a stockholder of the Company in respect of any shares issuable upon any exercise of Options unless and until such Options are exercised and a certificate or certificates representing such shares shall have been actually issued and delivered to the Option Holder.

                 (j) The Compensation Committee of the Board of Directors may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, by a resolution adopted prior to the occurrence of a merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or a majority of the Company's then outstanding voting stock or the liquidation or dissolution of the Company or other event (including the events described in Sections 10 and 11), that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in this Section 2 or other provisions of this Agreement; provided, however, that if a transaction occurs constituting a Change of Control (as defined below) occurs, such Option shall be automatically accelerated so that it will be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in this Section 2 or other provisions of this Agreement, without further action. A "Change of Control" is a transaction constituting (i) a sale of all or substantially all of the assets of the Company or (ii) a merger, consolidation or other transfer of the voting stock of the Company and, after giving effect to such transfer, Leonard Green & Partners, L.P. no longer owns, directly or indirectly, a majority of the voting stock of the Company or the surviving entity, as the case may be.

         3. Legend on Certificates. Each stock certificate of the Company issued to represent any of the shares of Common Stock acquired pursuant to the exercise of Options shall bear the following (or substantially equivalent) legends on the face or reverse side thereof:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCK OPTION AND STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 17, 1994, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a public distribution of Common Stock represented thereby) shall also bear such (or substantially equivalent) legends, unless the Common Stock represented by such certificate is no longer subject to the provisions of this

Agreement and in the opinion of counsel for the Company the Common Stock represented thereby need no longer be subject to restrictions pursuant to the Act or applicable state securities law. The Company shall not be required to transfer on its books any certificate for Common Stock in violation of the provisions of this Agreement.

         4.      Transfer of Stock.

                 (a) Subject to the provisions of Section 8, each Option Holder agrees that such Option Holder will not, prior to the fifth anniversary of the date of this Agreement, directly or indirectly, sell, pledge, give, bequeath, transfer, assign or in any other way whatsoever encumber or dispose of (a "transfer") any Common Stock acquired pursuant to the exercise of Options hereunder (or any interest therein), except as permitted by this Agreement, or as may be specifically authorized by the Board of Directors of the Company in its sole discretion.

                 (b) Subject to the provisions of Section 8, each Option Holder agrees that such Option Holder will not, after the fifth anniversary of the date of this Agreement, transfer any Common Stock acquired pursuant to the exercise of Options hereunder (or any interest therein) except in accordance with the following: If such Option Holder shall have received a bona fide arms-length written offer (a "Bona Fide Offer") which such Option Holder desires to accept from an independent party unrelated to such Option Holder (the "Outside Party") for the purchase of such Common Stock, such Option Holder shall give a notice in writing (the "Option Notice") to the Company setting forth such desire, which notice shall set forth at least the name and address of the Outside Party and the price and terms of the Bona Fide Offer and be accompanied by a copy of the Bona Fide Offer. Upon the giving of such Option Notice, the Company shall have an option (transferable, in the sole discretion of the Board of Directors of the Company, to GEI) to purchase all of the Common Stock specified in the Option Notice, said option to be exercised within the later of 30 business days after the giving of such Option Notice or 15 days after the determination of the Fair Market Value (as defined below) of the consideration offered by the Outside Party, if applicable, by giving a counter-notice to such Option Holder. If the Company (or GEI, if applicable) elects to purchase all of such Common Stock, it shall be obligated to purchase, and such Option Holder shall be obligated to sell, such Common Stock at the price and terms indicated in the Bona Fide Offer, except that (i) the closing of the purchase by the Company (or GEI, if applicable) shall be held on the 45th business day after the giving of the Option Notice at 10:30 a.m., Denver time, at the principal executive office of the Company, or at such other time and place as may be mutually agreed to by the Company (or GEI) and such Option Holder, and (ii) if the consideration offered by the Outside Party in the Bona Fide Offer consists of property other than cash, then the Company (or GEI, if applicable) shall pay for the Common Stock in cash in an amount equal to the Fair Market Value of such consideration.

         For purposes of this Section 4(b), "Fair Market Value" means the amount determined by the Board of Directors of the Company. Upon delivery of notice of such fair market value to the Option Holder, such Option Holder shall have ten business days in which to notify the Company in writing of any disagreement. If written notice is given of a disagreement, the Company and such Option Holder shall mutually agree upon an independent appraiser experienced in making valuations of such sort which shall make a determination of the Fair Market Value. Such determination shall be final, binding and non- appealable upon the Company (and GEI, if applicable) and such Option Holder. The Company and such Option Holder shall share the cost and expenses incurred in connection with the determination made by the independent appraiser. If the Company (or GEI, if applicable) does not elect to purchase all of such Common Stock as aforesaid, such Option Holder thereafter, at any time within a period of three months from the giving of said Option Notice, may transfer all (but not less than all) of such Common Stock to the Outside Party at the price and terms contained in the Bona Fide Offer, and the Outside Party shall thereafter be subject to and bound by all of the provisions of this Agreement and, as a condition precedent to the completion of such transfer of Common Stock to such Outside Party, shall execute and deliver to the Company a written consent to such effect in form and substance satisfactory to the Company, except that the Outside Party shall not be entitled to the Option Holder's "put" rights as set forth in Section 5 and the Company shall not be entitled to the "call" rights set forth in Section 6 with respect to the shares of Common Stock acquired by the Outside Party; provided, however, that in the event such Option Holder has not so transferred said Common Stock to the Outside Party within said three-month period, then such Common Stock thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

                 (c) Notwithstanding anything to the contrary contained in clauses (a) or (b) of this Section 4, each Option Holder may transfer such Option Holder's Common Stock acquired pursuant to the exercise of Options hereunder without restriction to such Option Holder's Related Transferees (as defined herein) provided that each such Related Transferee shall first (i) execute a written consent in form and substance satisfactory to the Company to be bound by all of the provisions of this Agreement and (ii) give a duplicate original of such consent to the Company. The "Related Transferees" of each Option Holder shall consist of such Option Holder's spouse, such Option Holder's adult lineal descendants, the adult spouses of his lineal descendants, trusts or custodial accounts under the Uniform Gifts to Minors Act solely for the benefit of such Option Holder's spouse or such Option Holder's minor or adult lineal descendants, and in the event of death, his personal representatives (in their capacities as such), estate and named beneficiaries. In the event of any transfer by the Option Holder to his Related Transferees of all or any part of such Option Holder's Common Stock acquired pursuant to the exercise of Options hereunder (or in the event of any subsequent transfer by any such Related Transferee to another Related Transferee of such Option Holder), such Related Transferees shall receive and hold said Common Stock subject to the terms of this Agreement and the rights and obligations hereunder of the Option Holder from whom such Common Stock was originally transferred as though said Common Stock was still owned by such Option Holder, and such Related Transferees shall be deemed Option Holders for the purposes of this Agreement (except as stated in Sections 14(b) and (c) hereof). There shall be no further transfer of such Common Stock by a Related Transferee except between and among such Related Transferee, the Option Holder to whom such Related Transferee is related and the other Related Transferees of such Option Holder, or except as permitted by this Agreement.

         5.      Option Holder "Put" Option.

                 (a) Without affecting the extent to which the Options hereunder are exercisable pursuant to Section 2 of this Agreement and solely for purposes of determining the rights of the Option Holder and the Company under Sections 5 and 6 of this Agreement, twenty percent (20%) of the Common Stock shares subject to Options hereunder shall be deemed to be "vested" in such Option Holder on each of the first through the fifth anniversaries of the date of this Agreement. As used herein, the term "vested" shall apply only to the conditions pertaining to the disposition of Common Stock set forth in Sections 5 and 6 of this Agreement; the restrictions on exercisability of Options stated in Section 2 hereof are in addition to, and not in lieu of or in limitation of, the provisions of Sections 5 and 6. Those shares of Common Stock that have vested shall be referred to as the "Vested Shares," and those shares of Common Stock that have not vested shall be referred to as the "Unvested Shares."

                 (b) Subject to the provisions of Section 8, upon the death, permanent disability, retirement in accordance with the Gart Bros. retirement policy as in effect at the time of retirement or involuntary termination of the Option Holder (a "Put Sale Event"), such Option Holder (or in the case of a deceased Option Holder, such Option Holder's personal representative) (the "Seller"), may, at his option exercisable by written notice (a "Sale Notice") delivered to the Company within 90 days after the applicable Put Sale Event (or, in the event the applicable Put Sale Event is the death of the Option Holder, within 30 days after the appointment and qualification of the deceased Option Holder's personal representative), elect to sell all or any portion of the Common Stock acquired pursuant to the exercise of Options hereunder and owned at the time of the Put Sale Event by such Option Holder (and the Related Transferees, if any, of such Option Holder), and upon the giving of such Sale Notice the Seller shall be obligated to sell and the Company shall be obligated to buy the shares of Common Stock covered by the Sale Notice at a price equal to the Adjusted Book Value per share of Option Holder's Unvested Shares and at a price equal to the higher of Adjusted Book Value or Fair Market Value (as defined below) per share of Option Holder's Vested Shares. In the event a purchase of shares of Common Stock pursuant to this Section 5 shall be prohibited by law or would cause a default under the terms of any indenture or loan agreement or other instrument to which the Company or any of its subsidiaries may be a party, the obligations of the Seller and the Company pursuant to this Section 5 shall be suspended until such time as such prohibition first lapses or is waived and no such default would be caused (provided, however, that the purchase price to be paid by the Company for the shares shall accrue interest at the rate of eight percent (8%) per annum during the period of such suspension, which interest shall likewise be paid when such prohibition first lapses or is waived and no such default would be caused). (For the purposes of Section 7 only, the date of such lapse or waiver shall be deemed the date of the Sale Notice with respect to the shares of Common Stock which are subject to any prohibition.)

                 (c) An Option Holder shall be deemed to be permanently disabled for purposes of this Agreement if such Option Holder becomes physically or mentally incapacitated or disabled so that the Option Holder is unable to perform for the Company and its subsidiaries substantially the same services as the Option Holder performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Option Holder), and such incapacity or disability continues for a period of six consecutive months; provided, however, that if such Option Holder disagrees with such determination of permanent disability within ten days of being notified of it, such Option Holder and the Company shall jointly agree upon an independent physician (or, if they are unable to agree upon such physician, they shall each select a physician, and those two physicians shall select the independent physician) who shall make the determination, whose decision shall be binding upon the Company and such Option Holder.

                 (d) The Option Holder shall be deemed to be involuntarily terminated for purposes of this Agreement upon the termination of his employment by the Company or its subsidiaries, unless such termination is due to a Just Cause Dismissal. A "Just Cause Dismissal" shall include termination of an Option Holder's employment with the Company or its subsidiaries as a result of (i) such Option Holder's violation of any rule or policy of the Company or its subsidiaries that results in damage to the Company or its subsidiaries or which, after written notice to do so, such Option Holder fails to correct within a reasonable time; (ii) any material failure by an Option Holder to comply with a reasonable direction of the Board of Directors of the Company or its subsidiaries or the willful misconduct by an Option Holder in the responsibilities reasonably assigned to him; (iii) any willful failure by an Option Holder to perform his job as required to meet the objectives of the Company or its subsidiaries; (iv) an Option Holder's performing services for any other corporation or person which competes with the Company or its subsidiaries while he is employed by the Company or its subsidiaries and without the written approval of the Chief Executive Officer of the Company (or, in case the Chief Executive Officer is the Option Holder, then by approval of the Company's Board of Directors); (v) conviction by a court of competent jurisdiction of a felony; or (vi) any other action or condition that may result in termination of an employee for cause pursuant to any generally applied standard adopted by the Board of Directors of the Company from time to time.

         6. Company's "Call" Option. Upon the voluntary termination by the Option Holder of such Option Holder's employment with the Company or its subsidiaries, the Just Cause Dismissal of the Option Holder, the involuntary termination of an Option Holder or the death or permanent disability of an Option Holder (a "Call Purchase Event"), subject to the provisions of Section 8, the Company may, at its option exercisable by written notice (a "Purchase Notice") delivered to such Option Holder (or in the case of a deceased Option Holder, such Option Holder's personal representative) within 90 days after the applicable Call Purchase Event (or, in the event the applicable Call Purchase Event is the death of the Option Holder, within 30 days after the appointment and qualification of the deceased Option Holder's personal representative), elect to purchase, and, upon the giving of such notice, the Company shall be obligated to purchase and such Option Holder (and the Related Transferees, if any, of such Option Holder, or in the case of a deceased Option Holder, his personal representative) (the "Seller") shall be obligated to sell, all or any portion of the Common Stock acquired pursuant to the exercise of Options hereunder and owned at the time of the Call Purchase Event by such Option Holder (and his Related Transferees, if any) at (i) in the case of voluntary termination or Just Cause Dismissal, a price equal to the lower of Adjusted Book Value or Fair Market Value for both Vested Shares and Unvested Shares per share of such Common Stock, and (ii) in the case of the involuntary termination of the Option Holder, death or permanent disability, at the higher of Adjusted Book Value or Fair Market Value for Vested

Shares and Adjusted Book Value for Unvested Shares. In the event a purchase of shares of Common Stock pursuant to this Section 6 shall be prohibited by law or would cause a default under the terms of any indenture or loan agreement or other instrument to which the Company or any of its subsidiaries may be a party, the obligations of the Seller and the Company pursuant to this Section 6 shall be suspended until such time as such prohibition first lapses or is waived and no such default would be caused (provided, however, that the purchase price to be paid by the Company for the shares shall accrue interest at the rate of eight percent (8%) per annum during the period of such suspension, which interest shall likewise be paid when such prohibition first lapses or is waived and no such default would be caused).

         7.      Purchase Price, Closing and Terms of Payment.

                 (a) For purposes of this Agreement, the "Adjusted Book Value" of each share of Common Stock shall be the sum of (x) the original issue price plus an amount equal to (y) the Book Value as of the date of determination less (z) the Book Value as of the date hereof. "Book Value" shall mean the net stockholders' equity per share of Common Stock, after deducting the full liquidation preference of plus accrued and unpaid dividends on all then outstanding shares of stock of the Company having a liquidation preference, all as reflected in the most recent consolidated balance sheet of the Company (whether audited or unaudited) available as of the date of the relevant Sale Notice or Purchase Notice, less the amount of any distribution with respect to such shares made by the Company since the date of the relevant balance sheet. Any determination of Adjusted Book Value shall be made in accordance with generally accepted accounting principles consistently applied. Any Seller of Common Stock pursuant to Section 5 or 6 shall have ten business days, following delivery to such Seller of the consolidated balance sheet from which Adjusted Book Value is to be determined, which delivery shall occur simultaneously with the delivery of the determination of Fair Market Value as set forth below, in which to notify the Company in writing of any disagreement concerning the Adjusted Book Value, as shown thereon, and if no such written notice is given the Adjusted Book Value as shown shall be conclusive. If written notice is given of a disagreement, the disagreement shall be determined by the Company's regularly employed certified public accountants, and their determination shall be final, binding and non-appealable. Such certified public accountants shall resolve any disagreement submitted to them on the basis of such procedures (which need not include an audit) as they deem appropriate under the circumstances, it being the intention of the parties to create a swift, informal and flexible mechanism for the resolution of any such disagreements. The "Fair Market Value" of each share of Common Stock shall be determined by the Board of Directors of the Company. Upon delivery of notice of such Fair Market Value to the Seller of Common Stock pursuant to Section 5 or 6, such Seller shall have ten business days in which to notify the Company in writing of any disagreement. If written notice is given of a disagreement, the Company and such Seller shall mutually agree upon an independent appraiser experienced in making valuations of such sort which shall make a determination of the Fair Market Value. Such determination shall be final, binding and non-appealable upon the Company and such Seller. The Company and such Seller shall share the cost and expenses incurred in connection with the determination made by the certified public accountants and the independent appraiser.

                 (b) The closing for all purchases and sales of Common Stock provided for in Sections 5 and 6 hereof shall be at the principal executive offices of the Company at 10:30 a.m., Los Angeles time, on the later of (A) the sixtieth day after the giving of the applicable Sale Notice or Purchase Notice and (B) the thirtieth day after the final determinations of the Adjusted Book Value and Fair Market Value of the Common Stock as set forth above; provided, however, that if the Option Holder (or a Related Transferee) who has become obligated to sell shares of Common Stock hereunder is deceased on the closing date and such deceased person's personal representative shall not have been appointed and qualified by such date, then the closing shall be postponed until the tenth day after the appointment and qualification of such personal representative. If the aforesaid closing date falls on a day which is not a business day, then the closing shall be held on the next succeeding business day.

                 (c) The purchase price for the purchase and sale of Common Stock pursuant to the provisions hereof shall be paid in cash or by certified or official bank check.

                 (d) The Seller or Sellers of shares of Common Stock sold pursuant to Sections 5 or 6 hereof shall cause such shares to be delivered to the Company at the closing free and clear of all liens, charges or encumbrances of any kind. Such Seller or Sellers shall take all actions as the Company shall request as necessary to vest in the Company at such closing such shares, free and clear of all liens, charges and encumbrances incurred, voluntarily or involuntarily, by or through Seller.

         8. Termination and Lapse of Rights and Restrictions; Application to Other Stock.

                 (a) The provisions of Sections 10 and 11 of this Agreement shall terminate and the restrictions upon transfer set forth in
Section 4(b) shall lapse and be of no further effect with respect to shares of the Common Stock acquired by an Option Holder pursuant to the exercise of Options hereunder, upon the earlier to occur of: (i) the closing of the merger with Sportmart, Inc. (the "Merger") as contemplated by the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 2, 1997, among the Company, Gart Bros. Sporting Goods Company, GB Acquisition, Inc. and Sportmart, Inc., and the effectiveness of a Registration Statement filed on Form S-8 covering the resale of shares of Common Stock acquired by an Option Holder pursuant to the exercise of Options hereunder (the "Form S-8");
(ii) the completion of the first underwritten, registered public offering of Common Stock; or (iii) the consummation of the sale of substantially all of the assets or capital stock of the Company. The options to sell and purchase, respectively, set forth in Sections 5 and 6 shall lapse and be of no further effect with respect to shares of the Common Stock acquired by an Option Holder pursuant to the exercise of Options hereunder, upon the earliest to occur of:
(i) the closing of the Merger and the effectiveness of the Form S-8; (ii) the completion of the first underwritten, registered public offering of Common Stock; (iii) the consummation of the sale of substantially all of the assets or capital stock of the Company; or (iv) the date that is six years after the date of this Agreement; provided, however, that in the event of either the closing of the Merger and the effectiveness of the Form S-8 or the completion of the first underwritten, registered public offering of Common Stock prior to either of the dates specified in clauses (iii) and (iv), then the option to purchase set forth in Section 6 shall remain in effect with respect to the Unvested Shares acquired by the Option Holder pursuant to the exercise of Options hereunder (subject to further vesting as described in Section 5(a) hereof) until the earlier to occur of the dates specified in said clauses (iii) and (iv). The restrictions upon transfer set forth in Section 4(a) shall lapse (x) with respect to Vested Shares (as defined in Section 5(a)), upon the earliest to occur of (A) the closing of the Merger and the effectiveness of the Form S-8 or (B) the completion of the first underwritten, registered public offering of Common Stock; provided, however, that any transfers of shares shall in all respects be made subject to and in compliance with all applicable federal and state securities laws or (y) upon the sale of all or substantially all of the assets or capital stock of the Company.

                 (b) In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for shares of Common Stock of the Company as a stock dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization, the restrictions, rights and options set forth in Sections 2, 4, 5, 6, 9, 10 and 11 shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Common Stock acquired pursuant to the exercise of Options hereunder on or with respect to which such other capital stock was distributed.

         9.      Piggyback Registration Rights.

                 (a) As used herein, the term "Holder" means each Option Holder, Related Transferee of such Option Holder or Outside Party; provided, however, that no registration rights are granted herein with respect to any options but, instead, such registration rights shall apply solely to shares of Common Stock issued upon the exercise of Options hereunder.

                 (b) Except with respect to an initial underwritten public offering of the Company's Common Stock under the Act, subject to the provisions herein, if the Company at any time proposes to register any of its shares of Common Stock (other than shares of Common Stock issuable upon conversion or exchange of other securities) under the Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Common Stock for a public offering under the Act (other than registration on Form S-4 or Form S-8 or any successor form thereto), the Company shall give written notice of the proposed registration to each Holder at least 30 days prior to the filing thereof, and each Holder shall have the right to request that all or any part of his Common Stock be included in such registration by giving written notice to the Company within fifteen (15) days after the giving of such notice by the Company (any Holder giving the Company a notice requesting that Common Stock owned by such Holder be included in such proposed registration being hereinafter referred to in this Section 9 as a "Registering Holder"); provided, however, that (i) if the registration is, in whole or in part, an underwritten primary registration on behalf of the Company and the managing underwriters of such offering determine that the aggregate amount of securities of the Company which all Registering Holders and all other security holders of the Company, pursuant to contractual rights to participate in such registration ("Other Holders"), propose to include in such registration statement exceeds the maximum amount of securities that should be included therein, the Company will include in such registration, first, the shares which the Company proposes to sell and, second, the Common Stock of such Registering Holders and other securities to be sold for the account of Other Holders, pro rata among all such Registering Holders and Other Holders, taken together, on the basis of the relative equity interests in the Company of all Registering Holders and Other Holders who have requested that securities owned by them be so included (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation in such registration of all Registering Holders), and (ii) if the registration is solely an underwritten secondary registration on behalf of any of the Other Holders pursuant to demand registration rights and the managing underwriters determine that the aggregate amount of securities which all Registering Holders and all Other Holders propose to include in such registration exceeds the maximum amount of securities that should be included therein, the Company will include in such registration, first, the securities to be sold for the account of the Other Holders demanding registration (but only to the extent such Other Holders are entitled to demand inclusion thereof), and second, the Common Stock of such Registering Holders and other securities to be sold for the account of the Other Holders electing to include (but not being entitled to demand inclusion of) securities in such registration, pro rata among all such Registering Holders and Other Holders, taken together, on the basis of the relative equity interests in the Company of all Registering Holders and such Other Holders who have requested that securities owned by them be included (it being agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation therein of all such Registering Holders). Common Stock proposed to be registered and sold for the account of any Registering Holder shall be sold to prospective underwriters selected or approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company and/or Other Holders demanding registration and the prospective underwriters. The Registering Holders shall be permitted to withdraw all or a part of the shares of Common Stock held by such Registering Holders which were to be included in such registration at any time prior to the effective date of such registration. The Company shall not be required to maintain the effectiveness of the registration statement for such registration beyond the earlier to occur of 120 days after the effective date thereof or consummation of the distribution by the Registering Holders included in such registration statement. The Company may withdraw any registration statement at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to any Holder.

                 (c) The registration rights set forth in this Section 9 shall terminate and be of no further effect with respect to the Common Stock acquired by the Option Holder pursuant to the exercise of Options hereunder:
(i) at such time as the Company has filed, and there has become effective one registration statement in which all Registering Holders have been afforded the opportunity to include all shares of such class of securities held by them; or
(ii) if earlier, after a public trading market has existed for shares of Common Stock of the Company and Common Stock acquired by the Option Holders pursuant to the exercise of Options hereunder and held by the Option Holders have been eligible for sale pursuant to the provisions of Rule 144 under the Act, free of any restrictions imposed pursuant to paragraph (e) of this Section 9, for a period of one year.

                 (d) In connection with any registration of shares of Common Stock under the Act pursuant to this Agreement, the Company will furnish each Holder whose shares of Common Stock are registered thereunder with a copy of the registration statement and all amendments thereto and will supply each such Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. The Company shall not, however, be required to maintain the registration statement and to supply copies of a prospectus for a period beyond 120 days after the effective date of such registration statement and, at the end of such period, the Company may deregister any shares of Common Stock covered by such registration statement and not then sold or distributed. In connection with any such registration of Common Stock, the Company will, at the request of the managing underwriter with respect thereto, use its best efforts to qualify such registered shares for sale under the securities laws of such states as is reasonably required to permit the distribution of such registered shares, provided that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or becomes subject to taxation in any jurisdiction.

                 (e) Notwithstanding any other provision of this Section 9, Holder agrees that in the event of an underwritten public offering (including the initial underwritten public offering) of Common Stock for the account of the Company, such Holder will not offer for public sale (other than as part of such underwritten public offering) any Common Stock during the 10 days prior to and such number of days (not in excess of 360) after the effective date of the registration statement in connection with such public offering as the underwriters and the Company may request in writing, without the consent of the underwriters; provided, however, that, in the case of death of an Option Holder, if consented to by the underwriters, a Holder shall be permitted to offer for public sale prior to the expiration of such period shares of Common Stock reasonably necessary to generate funds for the payment of estate taxes.

                 (f) Except as otherwise required by state securities laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Section 9 shall be borne by the Company; however, each Holder shall pay (i) all costs and expenses of counsel for such Holder, if such counsel is not also counsel for the Company, (ii) all underwriting discounts, commissions and expenses and all transfer taxes with respect to the shares sold by such Holder, and (iii) all other expenses incurred by such Holder and incidental to the sale and delivery of the shares to be sold by such Holder.

                 (g) It shall be a condition of each Holder's rights hereunder to have shares of Common Stock acquired by such Holder pursuant to the exercise of Options hereunder and owned by such Holder registered that:

                          (i) such Holder shall cooperate with the Company by supplying information and executing documents relating to such Holder or the securities of the Company owned by such Holder in connection with such registration;

                          (ii) such Holder shall enter into any undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the National Association of Securities Dealers, Inc. or which the Company or the underwriters may reasonably request to otherwise effectuate the offering; and

                    (iii) such Holder shall execute and deliver an agreement to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, any underwriter (as defined in the Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which the Company or any such director, officer, underwriter or controlling person may become subject under the Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, equivalent in scope to indemnities given by the Company in connection with such registration, but only with respect to written information furnished by such Holder in his capacity as a selling shareholder in connection with such registration.

                 (h) In the event of any registration under the Act of any shares of Common Stock pursuant to this Section 9, the Company hereby agrees to indemnify and hold harmless each Holder disposing of such shares against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such Holder may become subject under the Act or otherwise, in such manner as is customary for registrations of the type then proposed, but not with respect to information furnished by such Holder in his capacity as a selling shareholder in connection with such registration.

         10.     Tag-Along Rights.

                 (a) Right to Participate in Sale. If GEI enters into an agreement to transfer, sell or otherwise dispose of (such transfer, sale or other disposition being referred to as a "Tag-Along Sale") a majority of its shares of Common Stock of the Company held on the date hereof to any person or entity (regardless of whether such person or entity is an affiliate of GEI), then each Option Holder shall have the right, but not the obligation (except as provided in Section 11), to participate in such Tag-Along Sale with respect to such Option Holder's shares of Common Stock acquired pursuant to the exercise of Options hereunder. The number of shares of Common Stock that each Option Holder will be entitled to include in such Tag-Along Sale (the "Option Holder's Allotment") shall be determined by multiplying (i) the total number of shares of Common Stock proposed to be sold or otherwise disposed of pursuant to the Tag-Along Sale, by (ii) a fraction, the numerator of which shall equal the aggregate number of shares of Common Stock owned by or subject to Options of such Option Holder on the day immediately preceding the Tag-Along Date (as defined below) and the denominator of which shall equal the sum of (A) the aggregate number of shares of Common Stock owned by GEI plus (B) the aggregate number of shares of Common Stock held by all other persons holding shares of Common Stock of the Company and the aggregate number of shares of Common Stock subject to stock options to acquire Common Stock held by persons who have tag-along rights with regard to such shares or shares subject to stock options, and others who may have tag-along rights relative to GEI, in each case, on the day immediately preceding the Tag-Along

Notice Date. The "Tag-Along Notice Date" shall be the date that the Tag-Along Sale Notice (as defined below) is first delivered, mailed or sent by courier, Telex or telecopy to Option Holders.

                 (b) Limitation on Option Holder Representations; Indemnity. Any sales of Common Stock by the Option Holders as a result of the "Tag-Along Rights" granted to the Option Holders pursuant to this Agreement shall be on the same terms and conditions as the proposed Tag-Along Sale by GEI; provided, however, that in negotiating a Tag- Along Sale, GEI shall use its reasonable, good faith efforts to provide (i) that the only representation and warranty which any Option Holder shall be required to make in connection with any transfer is a warranty with respect to its own ownership of the shares to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, and (ii) that the liability of any Option Holder with respect to any representation and warranty made in connection with any transfer is the several liability of such Option Holder (and not joint with any other person) and that such liability is limited to the amount of proceeds actually received by such Option Holder.

                 (c) Sale Notice. GEI shall provide the Option Holder with written notice (the "Tag-Along Sale Notice") not more than 60 nor less than 20 days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall set forth: (i) the name and address of each proposed transferee or purchaser of shares in the Tag-Along Sale; (ii) the number of shares proposed to be transferred or sold by GEI;
(iii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by each proposed transferee or purchaser; (iv) the aggregate number of shares of Common Stock held of record as of the close of business on the day immediately preceding the Tag-Along Notice Date by GEI; (v) the Option Holder's Allotment assuming each Option Holder elected to sell the maximum number of shares of Common Stock possible;
(vi) confirmation that the proposed purchaser or transferee has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase shares of Common Stock in accordance with the terms hereof; and (vii) the Tag-Along Sale Date.

                 (d) Tag-Along Notice. Each Option Holder that wishes to participate in the Tag-Along Sale shall provide written notice (the "Tag-Along Notice") to GEI no less than ten business days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of shares of Common Stock that such Option Holder elects to include in the Tag-Along Sale, which shall not exceed the Option Holder's Allotment. The Tag-Along Notice shall also specify the aggregate number of additional shares of Common Stock owned of record or subject to Options as of the close of business on the day immediately preceding the Tag-Along Notice Date by such Option Holder, if any, which such Option Holder desires also to include in the Sale ("Additional Shares") in the event there is any under-subscription for the entire amount of all Option Holders' allotments of all shares that may be included by persons having, and pursuant to, tag- along rights relative to GEI (collectively, the "Option Holders' Allotments"). In the event there is an under- subscription by all holders of Option Holders' Allotments for the entire amount of the Option Holders' Allotments, GEI shall apportion the unsubscribed Option Holders' Allotments to such holders whose tag-along notices specified an amount of Additional Shares, which apportionment shall be on a pro rata basis among such holders in accordance with the number of Additional Shares specified by all such holders in their Tag-Along Notice. The Tag-Along Notices given by the Option Holder shall constitute his binding agreement to sell such Common Stock on the terms and conditions applicable to the Tag-Along Sale, subject to the provisions of
Section 10(b) above. If the purchaser does not consummate the purchase of all of such shares on the same terms and conditions applicable to GEI (except as otherwise provided herein) then GEI shall not consummate the Tag-Along Sale of any of its shares to such transferee or purchaser, unless the shares of the Option Holders and GEI are reduced or limited pro rata in proportion to the respective number of shares actually sold in any such Tag-Along Sale.

                 If a Tag-Along Notice is not received by GEI from an Option Holder prior to the ten-day period specified above, GEI shall have the right to sell or otherwise transfer the number of shares specified in the Tag-Along Sale Notice to the proposed purchaser or transferee without any participation by such Option Holder, but only on terms and conditions which are no more favorable in any material respect to GEI than as stated in the Tag-Along Sale Notice to the Option Holders and only if such Tag-Along Sale occurs on a date within 60 business days of the Tag-Along Sale Date.

                 (e) Exempt Transfers. The provisions of this Section 10 shall not apply to any bona fide underwritten offering of Common Stock pursuant to an effective registration statement under the Act or any bona fide public distribution of Common Stock pursuant to Rule 144 thereunder, provided that any such sale complies with the provisions of this Agreement.

         11.     Drag-Along Sales.

                 (a) Right to Require Sale. Notwithstanding any other provision hereof, if GEI agrees to sell 100% of the shares of Common Stock held by it to a third person (regardless of whether such third person is an affiliate of GEI) (a "Third Party") or if GEI agrees to sell a portion of its shares pursuant to a transaction in which more than 50% of the total Common Stock of the Company will be sold to a Third Party (a "Drag-Along Sale"), then upon the demand of GEI each Option Holder hereby agrees to sell to such Third Party the same percentage of the total number of shares held and subject to Options held by such Option Holder on the date of the Drag-Along Notice relative to the number of shares defined below, as the percentage of the total number of shares held by GEI as of the date of the Drag-Along Notice, as GEI is selling in the Drag-Along Sale, at the same price and on the same terms and conditions as GEI has agreed to with such Third Party; provided, however, that
(i) no Option Holder shall be obligated to participate in any Drag-Along Sale unless each Option Holder is provided an opinion of counsel to the effect that the Drag-Along Sale is not in violation of applicable Federal or state securities or other laws, or, if any such Option Holder is not provided with an opinion with respect to any matters contemplated by this clause (i) GEI shall (in addition to the indemnification contemplated below) indemnify such Option Holder for any violation, and (ii) no Option Holder shall be required to make any representation, covenant or warranty in connection with the Drag-Along Sale, other than as to its ownership and authority to sell, free of liens, claims and encumbrances, the shares of Common Stock proposed to be sold by it. To the extent that GEI makes the election described in this Section 11 with respect to shares subject to Options, then the affected Option Holders shall exercise such Options in the manner provided in this Agreement at least ten days prior to the Drag-Along Sale.

                 (b) Drag-Along Notice. Prior to making any Drag-Along Sale, if GEI elects to exercise the option described in this Section 11, GEI shall provide each Option Holder with written notice (the "Drag-Along Notice") not more than 60 nor less than 20 days prior to the proposed date of the Drag-Along Sale (the "Drag-Along Sale Date"). The Drag-Along Notice shall set forth: (i) the name and address of the Third Party; (ii) the proposed amount and form of consideration to be paid per share and the terms and conditions of payment offered by the Third Party; (iii) the aggregate number of shares of Common Stock held of record by GEI as of the date that the Drag-Along Notice is first delivered, mailed or sent by courier, Telex or telecopy to the Option Holder; (iv) the proposed Drag-Along Sale Date; and (v) confirmation that the proposed Third Party has agreed to purchase the Option Holders' shares of Common Stock in accordance with the terms hereof.

                 (c) Delivery of Certificates. On the Drag-Along Sale Date, each Option Holder shall deliver a certificate or certificates for all of its Common Stock, duly endorsed for transfer with signatures guaranteed, to such Third Party in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for the Common Stock.\

                 (d) Consideration. The provisions of this Section 11 shall apply regardless of the form of consideration received in the Drag-Along Sale.

         12. Notices. All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail or otherwise or when delivered personally or sent by facsimile transmission as follows:

                 (a) if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to each of the Option Holders;

                 (b) if to an Option Holder, at the address of such Option Holder as it appears in Annex A or at such other place as such Option Holder shall have designated by notice as herein provided to the Company; and

                 (c) if to GEI, at its principal executive offices at the time of the giving of such notice, or at such other place as GEI shall have designated by notice as herein provided to the Company.

         13. Specific Performance. Due to the fact the securities of the Company cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

         14.     Miscellaneous.

                 (a) All obligations of an Option Holder hereunder shall be deemed to be several and not joint.

                 (b) Except as provided in the last sentence of this paragraph, this writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company, GEI and the Option Holder; provided, however, that any of the provisions of this Agreement (except as hereinafter provided) may be modified, amended or eliminated by agreement of the Company, GEI and a majority in interest (on the basis of the number of shares of Common Stock then owned following the exercise of or subject to options held by Option Holders and/or their Related Transferees) of all holders of options pursuant to agreements in forms substantially similar to this Agreement, which agreement shall bind the Option Holder whether or not he has agreed thereto; provided, further, however, that no modification or amendment which would materially adversely affect the rights of an Option Holder under Sections 2, 4, 5, 6, 7, 8, 9, 10, 11 or 14(b) of this Agreement shall be effective as to an Option Holder if such Option Holder shall not have consented in writing thereto. Anything in this Agreement to the contrary notwithstanding, any modification or amendment of this Agreement by a written agreement signed by, or binding upon, an "Option Holder" as defined in the introductory paragraph of this Agreement shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of Common Stock acquired by the Option Holder pursuant to the exercise of Options hereunder or Options held by the Option Holders. The issuance of Options and the issuance and sale of Common Stock to the Option Holders pursuant to this Agreement are subject to, and the Company and the Option Holders agree to be bound by, all of the terms and conditions of the Plan, including, without limitation, the provisions of
Section 2 thereof concerning, among other things, administration and interpretation of the Plan and awards thereunder.

                 (c) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, an "Option Holder" as defined in the introductory paragraph of this Agreement shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the Common Stock acquired by such Option Holder pursuant to the exercise of Options hereunder.

                 (d) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Option Holders and their respective heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting any Option Holder the right to transfer any Options or Common Stock acquired pursuant to the exercise of Options hereunder except in accordance with this Agreement and any transferee shall hold such Common Stock having only those rights as provided for in this Agreement.

                 (e) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                 (f) Except for the application of Section 2 to the purchase of Common Stock by the Option Holders upon the exercise of Options, the provisions of this Agreement shall apply to all shares of Common Stock acquired pursuant to the exercise of Options hereunder and owned, beneficially or of record, by an Option Holder (including his Related Transferees and any Outside Parties), unless acquired after the completion of the first underwritten registered public offering of Common Stock or the consummation of the sale of substantially all of the assets or capital stock of the Company.

                 (g) Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation.

                 (h) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                 (i) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                 (j) Each Option Holder represents that, if such Option Holder is married, such Option Holder's spouse has signed an Acknowledgment and Agreement of Spouse relating to such Option Holder at the end of this Agreement.

                 (k) Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

                 (l) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

                 (m) This Agreement shall be deemed to be a contract under the laws of the State of Colorado and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

                                             GART SPORTS COMPANY


                                             By
                                               ---------------------------------
                                             Its President


                                             GREEN EQUITY INVESTORS, L.P.

                                             By LEONARD GREEN & PARTNERS, L.P.,
                                             Its General Partner


                                             By
                                               ---------------------------------
                                             Its
                                                --------------------------------


                                             OPTION HOLDER


                                             By
                                               ---------------------------------
                                             Print Name
                                                       -------------------------

                                    Annex A


I.       Name and Address                          II.      Number of Shares
         of Option Holder                                   Subject to Options
         ----------------                                   ------------------

                     Acknowledgment and Agreement of Spouse
                     --------------------------------------

         The undersigned, being the spouse of an Option Holder listed on Annex A hereto, hereby agrees to be bound by the provisions of this Agreement.





                                     Signature
                                               ---------------------------------
                                     Print Name
                                               ---------------------------------